AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                          CORNERSTONE BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              ---------------------

                TENNESSEE                                        6021                               62-1173944
(state or other jurisdiction of incorporation        (Primary Standard Classification              (IRS Employer
             or organization)                                  Code Number)                       Identification No.)

                                5319 HIGHWAY 153
                          CHATTANOOGA, TENNESSEE 37343
                                 (423) 385-3000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                                GREGORY B. JONES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                5319 HIGHWAY 153
                          CHATTANOOGA, TENNESSEE 37343
                                 (423) 385-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                                 WITH COPIES TO:

     NATHANIEL F. HUGHES                         LINDA M. CROUCH, ESQ.
   CHIEF FINANCIAL OFFICER             BAKER, DONELSON, BEARMAN & CALDWELL, P.C.
CORNERSTONE BANCSHARES, INC.                207 MOCKINGBIRD LANE, SUITE 300
      5319 HIGHWAY 153                       JOHNSON CITY, TENNESSEE 37604
 CHATTANOOGA, TENNESSEE 37343                        (423) 928-0181
        (423) 385-3000

                              ---------------------

Approximate Date of Commencement of Proposed Sale to Public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. [ ]
If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED           PROPOSED
                                                                          MAXIMUM            MAXIMUM          AMOUNT OF
              TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING          AGGREGATE       REGISTRATION
            SECURITIES TO BE REGISTERED              REGISTERED (1)      PRICE PER      OFFERING PRICE(2)        FEE
                                                                          SHARE(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value....................    150,000 shares        $13.00           $1,950,000          $515
--------------------------------------------------------------------------------------------------------------------------

(1) Includes the maximum number of shares that may be issued in connection with this offering.
(2)      Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED February 4, 2000


PROSPECTUS


                          CORNERSTONE BANCSHARES, INC.
                          A MAXIMUM OF 150,000 SHARES
                                  COMMON STOCK

     We are initially offering up to 150,000 shares of our common stock, par value $1.00 per share at a purchase price of $13.00 per share.

     We may accept or reject any subscription for shares in whole or in part. If we reject a subscription, we will return the full amount of the subscription funds promptly to the subscriber.

     There are no escrow arrangements with respect to funds received for purchase of stock. Accordingly, subscription funds received and accepted will be available for our immediate use.

     Prior to this offering there has been no public market for our common stock, and we do not anticipate that such a market will develop in the foreseeable future. Our stock is not currently traded on any national securities exchange, and we do not have any plan to arrange for our common stock to be traded on any national securities exchange.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE SEE THE SECTION OF THIS PROSPECTUS CALLED "RISK FACTORS," WHICH BEGINS ON PAGE ___, FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

                               ------------------


THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSIT ACCOUNTS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


============================================================
                       PRICE TO             PROCEEDS TO
                        PUBLIC              CORNERSTONE
------------------------------------------------------------
Per Share .........     $13.00               $13.00 (1)
------------------------------------------------------------
Total...............  $1,950,000            $1,915,000
============================================================

(1) Before deducting estimated offering expenses of $35,000 payable by Cornerstone.

                               ------------------



                            ___________________, 2000

     We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

                                TABLE OF CONTENTS


Prospectus Summary..........................................   3
Risk Factors ...............................................   6
Cautionary Statements Regarding
     Forward-Looking Information............................  10
Use of Proceeds.............................................  11
Dividend Policy.............................................  11
Capitalization..............................................  12
Dilution....................................................  12
Selected Consolidated Financial Information.................  14
Management's Discussion and Analysis of
     Financial Condition and Results of Operations..........  15
Business....................................................  24
Management..................................................  39
Certain Transactions........................................  41
Principal Shareholders......................................  42
Description of Capital Stock................................  43
Market for the Shares.......................................  45
Legal Matters...............................................  45
Experts.....................................................  45
Where You Can Find More Information.........................  45
Index to Consolidated Financial Statements..................  F-1

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus and may not contain all of the information which is important to you. You should read the entire prospectus, including the financial statements and related notes, before making a decision to invest in our common stock. Throughout this summary and the prospectus as a whole, we will use the terms "Cornerstone," "we," and "our" to refer to Cornerstone Bancshares, Inc. and its wholly-owned subsidiary, Cornerstone Community Bank, unless the context indicates otherwise.

     Unless we indicate otherwise, all share, per share and financial information in this prospectus assumes a public offering price of $13.00 per share and does not give effect to the use of proceeds of the offering.


                          CORNERSTONE BANCSHARES, INC.

         Cornerstone Bancshares, Inc., a Tennessee corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and was formerly known as East Ridge Bancshares, Inc. Its wholly-owned subsidiary, Cornerstone Community Bank, a Tennessee banking corporation, resulted from the merger of The Bank of East Ridge and Cornerstone Community Bank effective October 15, 1997. Cornerstone conducts its business as a commercial bank, with special emphasis in retail banking, including the acceptance of checking and saving deposits, and the making of commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers collections, notary public services, escrow service and other customary bank services to its customers.

                                   OUR ADDRESS

         Cornerstone's headquarters and principal banking office is located at 5319 Highway 153, Chattanooga, Tennessee. Our telephone number is (423) 385-3000.

                                  THE OFFERING


Common stock offered ................................        Up to 150,000 shares

Common stock to be outstanding after
         the offering................................        1,316,629 shares

Use of Proceeds......................................        The net proceeds will be used to support expansion
                                                             and diversification of operations, to support the
                                                             growth of Cornerstone Community Bank and for general
                                                             and investment purposes. For more information, see the
                                                             section called "Use of Proceeds."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

       The following tables set forth our summary financial information as of and for the nine months ended September 30, 1999 and 1998, and as of and for each of the two years ended December 31, 1998. This information is derived from and should be read in conjunction with our historical financial statements, including the notes to those statements, that appear elsewhere in this prospectus. This information should also be read in conjunction with our consolidated financial statements.


                                       For the nine months        For the years ended
                                       ended September 30,          December 31,
                                     -----------------------     ----------------------
                                       1999          1998          1998          1997
                                     ---------     ---------     ---------     --------
                                             (In thousands, except per share data)
SUMMARY OF OPERATIONS
Interest income .................    $   5,685     $   5,987     $   8,212     $  4,295
Interest expense ................        2,741         3,175         4,231        2,154
Net interest income .............        2,944         2,812         3,981        2,142
Provision for loan losses .......          760           307           715          273
Noninterest income ..............          438           764           686          222
Noninterest expense .............        3,291         2,592         3,551        1,722
Income before income taxes ......         (669)          678           400          368
Income tax expense ..............         (151)          114           152          144
Net earnings (loss) .............         (518)          564           248          224
Basic earnings per share ........    $   (0.44)    $    0.56     $    0.25     $   0.35

Diluted earnings per share ......    $   (0.44)    $    0.54     $    0.22     $   0.28

Dividends per common share ......    $      --     $      --     $      --     $     --

Book value per common share .....    $    9.97     $   10.04     $   10.16     $  11.33
Average common shares outstanding        1,166         1,009           987          650
Fully diluted common shares .....        1,306         1,159         1,137          800

SELECTED PERIOD-END BALANCES
Total assets ....................    $ 102,666     $ 109,688     $ 110,506     $ 92,524
Earning assets ..................       92,039        96,642       100,686       80,836
Total securities ................       19,851        20,991        18,358       18,324
Loans, net of unearned income ...       70,188        75,059        73,893       61,326
Allowance for loan losses .......         (985)         (950)       (1,400)        (915)
Total deposits ..................       89,244        96,940        98,012       81,850
Long-term debt ..................           --         1,250         1,250          855
Redeemable common stock .........          238           479           479          857
Stockholders' equity ............       11,633        10,132        10,024        7,358

SELECTED AVERAGE BALANCES
Total assets ....................    $ 102,558     $ 104,965     $ 105,763     $ 81,053
Earning assets ..................       91,584        91,161        92,930       73,487
Total securities ................       22,662        24,319        20,269       19,207
Loans, net ......................       68,922        66,842        69,356       50,120
Allowance for loan losses .......       (1,076)         (861)         (900)        (706)
Total deposits ..................       89,799        92,064        93,206       72,135
Redeemable common stock ........           279           479           479          146
Stockholders' equity ............       10,351        10,039         9,799        6,118

                                             For the nine months       For the years ended
                                             ended September 30,          December 31,
                                            ----------------------    ----------------------
                                              1999          1998        1998          1997
                                            --------      --------    --------      --------
SELECTED RATIOS
Average loans to average deposits .......     76.75%       72.60%       73.47%       69.48%
Allowance to year end loans (actual)            n/a          n/a         1.89%        1.49%
Equity to assets ........................     11.33%        9.24%        9.07%        7.95%
Leverage capital ratio ..................     11.34%        9.65%        9.48%        9.08%
Return on assets ........................     -0.67%        0.72%        0.23%        0.28%
Return on equity ........................     -6.67%        7.49%        2.53%        3.66%
Dividend payout ratio ...................        --           --           --           --

Net interest spread .....................      3.73%        3.69%        3.79%        4.14%
Net interest margin .....................      4.30%        4.12%        4.28%        4.80%
Average interest-earning assets to
     average interest-bearing liabilities    114.11%      109.31%      110.74%      114.40%
Noninterest expense to average assets          3.21%        2.47%        3.36%        2.12%
Efficiency ratio ........................     97.30%       72.46%       76.10%       72.85%

Net charge-offs to average loans ........      1.70%        0.41%        0.33%        0.03%
Nonperforming assets to total assets           1.19%        0.05%        0.55%        0.00%
Nonperforming loans to total loans ......      1.79%        1.00%        0.98%        0.23%
Allowance to total loans ................      1.40%        1.27%        1.89%        1.49%
Allowance to total nonperforming
      loans .............................     78.29%      126.50%      193.64%      635.42%

                                  RISK FACTORS

         You should review the following risk factors carefully, as well as the other information contained in this prospectus, before you decide to invest in our common stock.

WE OPERATED IN A DEFICIT DURING A PORTION OF OUR IMMEDIATELY PAST FISCAL YEAR. IF WE OPERATE IN A DEFICIT IN THE FUTURE, THE VALUE OF OUR COMMON STOCK MAY DECREASE.

         Although we are currently profitable, we operated in a deficit during a portion of our immediately past fiscal year. We cannot be certain that our operations will remain profitable in the future. If our operations are not profitable in the future, then the value of our common stock may decrease.

A DETERIORATION OF ECONOMIC CONDITIONS IN HAMILTON COUNTY, TENNESSEE COULD ADVERSELY AFFECT OUR OPERATIONS.

         Our banks are located and concentrated in Hamilton County in East Tennessee. As a result of this geographic concentration, our results depend largely upon economic conditions in this area. A deterioration in economic conditions could have a significant, adverse impact on the quality of our loan portfolios and the demand for our products and services, and therefore upon our results of operations. See the section called "Business" for more information about this issue.

WE RISK LOSING CUSTOMERS BECAUSE WE FACE SIGNIFICANT COMPETITION IN ALL ASPECTS OF OUR OPERATIONS.

         The banking and financial services business in East Tennessee generally, and in our market area specifically, is highly competitive. As of September 30, 1999, we had 2% of the market share in Hamilton County, which is our primary market. The competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers. We compete for loans, deposits and customers and the delivery of other financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial service providers. Many of these competitors have much greater total assets and capitalization, and have greater access to capital markets and offer a broader array of financial services than we do. There can be no assurance that we will be able to compete effectively. Our results of operations could be adversely affected as circumstances affecting the nature or level of competition change. See the section called "Business" for more information about this issue.

WE DEPEND UPON THE CONTRIBUTION OF OUR KEY OFFICERS, AND OUR BUSINESS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED IF ANY OF THEM DEPARTS.

         Our success will depend substantially upon our senior officers, Gregory
B. Jones, Nathaniel F. Hughes and Jerry D. Lee in particular. Our business and financial condition could be materially adversely affected if we lose the services of any of these persons. We have employment contracts with all of these officers, but do not carry key man insurance on the lives of any of our officers. See the section called "Management" for more information about our officers.

UNEXPECTED LOSSES IN OUR CREDIT PORTFOLIO COULD ADVERSELY AFFECT OUR OPERATIONS.

         A significant source of risk arises from the possibility that we will sustain losses because borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk. These policies assess the likelihood of nonperformance, track loan performance and diversify our credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results of operations. More information about this issue is available in the sections called "Business - Loan Portfolio," "Business - Loan Policy" and "Business - Credit Risk Management and Reserve for Loan Losses."

         A significant portion of our business involves commercial business and commercial real estate loans to small businesses. We attempt to collateralize all of our commercial loans with real estate or tangible commercial assets, but these types of loans nonetheless involve certain risks. Repayment of a loan secured by commercial real estate properties often depends upon the successful operation or management of the properties. The repayment of a commercial loan typically depends upon the successful operation and income stream of the borrower. The repayment of these loans may therefore be more difficult during adverse conditions in the real estate market or the economy. Further, commercial and commercial real estate loans may also involve relatively large loan balances to single borrowers or groups of related borrowers.

CORNERSTONE COMMUNITY BANK IS OPERATING UNDER A MEMORANDUM OF UNDERSTANDING WITH ITS REGULATORS; CONFORMING TO THE REQUIREMENTS OF THE MEMORANDUM MAY RESTRICT THE FLEXIBILITY OF OUR OPERATIONS AND MATERIALLY ADVERSELY AFFECT THE RESULTS OF OUR OPERATIONS.

         Cornerstone Community Bank is operating under a Memorandum of Understanding with the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation. Among other things, the Memorandum provides the following:

         - The Board of Directors must develop a written management plan that addresses Cornerstone Community Bank's plans for size, structure, growth, earnings, services, information systems, personnel, accounting, financial reporting and operating matters;

         - Cornerstone Community Bank must maintain a Tier I leverage capital ratio of equal to or greater than 8%;

         - Cornerstone Community Bank may not pay dividends without the prior approval of the FDIC; and

         - Cornerstone Community Bank must report its progress on the actions required by the Memorandum to the FDIC on specific dates.

         At September 30, 1999, Cornerstone Community Bank reported to the FDIC that it was in compliance with all provisions of the Memorandum. However, because of the increased regulatory scrutiny required by the Memorandum, the activities of Cornerstone Community Bank and Cornerstone are more restricted, and these restrictions may affect the flexibility of Cornerstone in conducting its business operations.

YOUR INTERESTS AS AN INVESTOR IN CORNERSTONE MAY DIFFER FROM THE INTERESTS OF OUR OFFICERS AND DIRECTORS, WHO HOLD A SIGNIFICANT PORTION OF THE VOTING POWER OF OUR COMMON STOCK AND CAN SIGNIFICANTLY INFLUENCE MATTERS UPON WHICH THE SHAREHOLDERS VOTE.

         Prior to the offering, our directors and executive officers together have the power to vote 39.0% of our outstanding shares of common stock. Following the offering assuming the maximum number of shares is sold and assuming none of our directors or executive officers purchases any additional shares in the offering, they will together have the power to vote 34.7% of our outstanding shares of common stock.

         Our directors and executive officers, as a group, will have the ability to influence significantly the outcome of all matters requiring a shareholder vote, including the election of directors, adopting or amending provisions of our Charter and approving certain mergers or other similar transactions, such as the sale of substantially all of our assets. More information about this issue is presented in the sections called "Management" and "Principal Shareholders."

WE ARE SUBJECT TO REGULATION BY MANY AGENCIES, AND THIS REGULATION MAY ADVERSELY AFFECT OUR ABILITY TO CONDUCT BUSINESS.

         We are subject to extensive regulation, supervision and examination by the Tennessee Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission, and the Federal Reserve Board. The regulatory restrictions require minimal capital ratios, and limit and regulate the businesses in which we may engage. Our business is also subject to other extensive regulation, such as that applicable to various types of consumer lending, violations of which may result in significant penalties and damages. While we are "well capitalized" for regulatory purposes, we are currently operating in a deficit. Further, we have experienced capital deficiencies in the past and there can be no assurance our performance or the regulatory environment will not change in a materially adverse way. See the section called "Business - Supervision and Regulation" for more information about this issue.

CHANGES IN INTEREST RATES MAY SIGNIFICANTLY DECREASE OUR NET INCOME AND, THUS, OUR PROFITABILITY.

         Our operations are materially affected by general economic conditions, the monetary and fiscal policies of the federal government, regulatory policies of governmental authorities and other factors that affect market rates of interest. These factors are beyond our control. Our results of operations depend to a large extent on our "net interest income," which is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. More information about this issue is presented in the section called "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND WE DO NOT ANTICIPATE THAT A PUBLIC MARKET WILL DEVELOP IN THE FORESEEABLE FUTURE, YOU MAY NOT BE ABLE TO SELL YOUR STOCK.

         Prior to this offering, there has been no public market for our common stock. We do not anticipate that an active public trading market our common stock will develop or be maintained in the foreseeable future. The public offering price has been determined by Cornerstone and may not indicate the market price after the offering. The future price of the common stock will be determined by the market. Purchasers of our common stock should have a long-term investment intent and recognize that the absence of an active and liquid trading market may make it difficult to sell the common stock and may have an adverse effect on the price.

PURCHASERS OF THE COMMON STOCK IN THIS OFFERING WILL EXPERIENCE AN IMMEDIATE AND SUBSTANTIAL DILUTION OF THEIR SHARES. IF ADDITIONAL COMMON STOCK IS ISSUED IN THE FUTURE, THE SHARES PURCHASED IN THIS OFFERING WILL BE FURTHER DILUTED.

         Purchasers of common stock in this offering will experience an immediate and substantial dilution of $4.80 per share in the net tangible book value of their shares of common stock immediately following this offering. Current shareholders will receive a material increase in the book value of their shares. If we issue additional common stock in the future, including shares that may be issued in connection with acquisitions, purchasers of common stock in this offering may experience further dilution in net tangible book value per share of the common stock. The section called "Dilution" provides additional information about this issue.

THERE CAN BE NO ASSURANCE THAT ANY OF THE USES FOR THE PROCEEDS OF THIS OFFERING WILL GENERATE A PROFITABLE RETURN FOR CORNERSTONE.

         We have no specific use designated for the proceeds we will receive from this offering. The eventual use of proceeds will be determined from time to time by our Board of Directors and senior management. There can be no assurance that any of the uses to which offering proceeds may be applied will generate a profitable return. More information may be found in the section called "Use of Proceeds."

WE DO NOT PLAN TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         We have not paid a cash dividend on our common stock and we have no plan to do so in the foreseeable future. Our ability to pay dividends is restricted by federal laws and regulations applicable to bank holding companies, and by Tennessee laws relating to the payment of dividends by Tennessee corporations. Because substantially all of our operations are conducted through our subsidiaries, our ability to pay dividends depends on the ability of our subsidiaries to pay dividends to it. The ability of Cornerstone Community Bank to pay dividends is restricted by the Memorandum of Understanding issued by our regulators in November 1998. As a result, we may not be able to declare a dividend to holders of the common stock even if our present dividend policy were to change. See "Dividend Policy" for additional information on this subject.

BANKING REFORM LEGISLATION MAY INCREASE COMPETITION, AND WE MAY THEREFORE FIND IT MORE DIFFICULT TO COMPETE.

         On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, federal legislation intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. As a result of the legislation, bank holding companies will be permitted to engage in a wider variety of financial activities than permitted under prior law, particularly with respect to insurance and securities activities. In addition, in a change from prior law, bank holding companies will be in a position to be owned, controlled or acquired by any company engaged in financially-related activities. However, to the extent that it permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than we currently offer and that can aggressively compete in the markets we currently serve. These developments could adversely impact our profitability.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

         - adverse changes in our loan and lease portfolios and the resulting credit risk-related losses and expenses;

         - adverse changes in the economy of the East Tennessee region, our primary market, that could further increase credit-related losses and expenses;

         - adverse changes in the East Tennessee real estate market that could also negatively affect credit risk, as most of our commercial loans are made to borrowers concentrated in East Tennessee and a substantial portion of those loans have real estate as primary or secondary collateral;

         - the consequences of continued bank acquisitions and mergers in our market, resulting in fewer but much larger and financially stronger competitors, which could increase competition for financial services to our detriment;

         - fluctuations in market rates and prices, which could negatively affect our net interest margin, asset valuations and expense expectations; and

         - changes in regulatory requirements of federal and state agencies applicable to bank holding companies and banks such as Cornerstone and Cornerstone Community Bank.

         We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                 USE OF PROCEEDS

         The net proceeds to us from this offering are estimated to be approximately $1.915 million after deduction of the estimated expenses. We intend to use approximately 25% of the funds to support future expansion of operations or diversification into other banking-related businesses and for other business or investment purposes, although we have not identified any specific acquisition, expansion, diversification or investment opportunities. The remainder of the funds may be transferred to Cornerstone Community Bank and used for its general corporate purposes, including the origination of loans, funding the construction and/or the acquisition costs of establishing new branch locations, enhancing its liquidity ratios and enhancing future access to capital markets. It is expected that until needed for other purposes, all or part of the net proceeds retained by us will be invested through our investment program or used to reduce borrowings from other financial institutions.

                                 DIVIDEND POLICY

         Cornerstone's board of directors does not intend to pay cash dividends on our common stock in the foreseeable future. Future declaration and payment of dividends, whether cash or stock, if any, will be determined in light of the then current conditions, including our earnings, operations, capital requirements, financial condition, restrictions in financing agreements and other factors deemed relevant by the board. Our ability to pay dividends is restricted by federal laws and regulations applicable to bank holding companies, and by Tennessee laws relating to the payment of dividends by Tennessee corporations. Because substantially all of our operations are conducted through Cornerstone Community Bank, our ability to pay dividends also depends on its ability to pay dividends to us. The Memorandum of Understanding issued by our regulators in November 1998 prohibits Cornerstone Community Bank's payment of dividends to Cornerstone without the prior written consent of the FDIC. As a result, we may not be able to declare a dividend to holders of the common stock even if our present dividend policy were to change. See "Business - Supervision and Regulation" for more information regarding the restrictions under which we operate.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 1999 and our capitalization as of that date after giving effect to the sale of the maximum number of shares of common stock in this offering and the application of the estimated net proceeds from the sale of 150,000 shares of common stock (which we estimate will be $1.915 million). The information set forth below should be read in conjunction with the financial information included elsewhere in this prospectus.

                                                                                         September 30, 1999
                                                                              ---------------------------------------
                                                                               Actual                    As Adjusted
                                                                              --------                   -----------
                                                                                          (In thousands)
Redeemable common stock                                                       $    238                    $    238

Stockholders' equity:
  Preferred stock, no par value, 2,000,000 shares                                   --                          --
    authorized; no shares issued
  Common Stock, $1.00 par value; 2,000,000 authorized
    shares; 1,166,329 shares outstanding prior to the
    offering; and 1,316,329 shares to be outstanding after
    the offering (1)..................................................           1,166                       1,316
  Additional paid-in capital..........................................          11,125                      13,040
  Retained earnings (deficit).........................................             (42)                        (42)
  Accumulated other comprehensive income..............................            (518)                       (518)
  Unrealized gain (loss) on available-for-sale securities.............             (98)                        (98)
                                                                              --------                    --------
    Total stockholders' equity .......................................          11,633                      13,698
                                                                              --------                    --------
    Total capitalization .............................................        $ 11,633                    $ 13,698
                                                                              ========                    ========

----------------------
(1)      Assumes 150,000 shares of common stock sold in this offering.

                                    DILUTION

         The net tangible book value of Cornerstone as of September 30, 1999, was approximately $8.88 million, or $7.62 per share. Net tangible book value represents the amount by which our total tangible assets exceeded our total liabilities. The calculation of net tangible book value on a per share basis is equal to net tangible book value divided by the aggregate number of shares of common stock outstanding. After giving effect to the sale of the 150,000 shares of common stock offered, at an assumed public offering price of $13 per share, and the application of the net proceeds as described in "Use of Proceeds," our pro forma net tangible book value as of September 30, 1999 would have been approximately $10.8 million, or $8.20 per share. This represents an immediate increase in net tangible book value of $0.58 per share to existing shareholders and an immediate dilution of $4.80 per share to persons purchasing common stock in this offering. The following table illustrates this per share dilution, after deduction of underwriting discounts and offering expenses:

     Price to Public per share...............................................                       $13.00
       Net tangible book value per share before offering.....................       $7.62
       Increase per share attributable to the sale of shares offered ........        0.58
     Pro forma net tangible book value per share after offering..............                         8.20
                                                                                                    ------
     Dilution in pro forma net tangible book value per share
         to new investors....................................................                       $ 4.80
                                                                                                    ======

       The following table sets forth, on a pro forma as adjusted basis as of September 30,1999, the differences between the existing shareholders and the new investors with respect to the number of shares purchased from Cornerstone, the total consideration paid and the average price per share paid.

(Dollars in thousands except              Shares Purchased                        Total Contribution
share data)
                                    -----------------------------------------------------------------------------
                                        Number        Percent            Amount         Percent         Per Share
                                        ------        -------            -------        -------         ---------
Existing shareholders                    1,166         88.60%            $ 8,883         82.26%          $  7.62

New shareholders                           150         11.40%            $ 1,915         17.74%          $ 13.00
                                         -----        ------             -------        ------

Total                                    1,316        100.00%            $10,798        100.00%
                                         =====        ======             =======        ======

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

       The following tables set forth our summary financial information as of and for the nine months ended September 30, 1999 and 1998, and as of and for each of the two years ended December 31, 1998. This information is derived from and should be read in conjunction with our historical financial statements, including the notes to those statements, that appear elsewhere in this prospectus, and also with our consolidated condensed financial statements.


                                                 For the nine months            For the years ended
                                                 ended September 30,                December 31,
                                              -------------------------       ------------------------
                                                1999             1998           1998            1997
                                              ---------       ---------       --------        --------
                                                       (In thousands, except per share data)
SUMMARY OF OPERATIONS
Interest income ........................      $   5,685       $   5,987       $   8,212       $  4,295
Interest expense .......................          2,741           3,175           4,231          2,154
Net interest income ....................          2,944           2,812           3,981          2,142
Provision for loan losses ..............            760             307             715            273
Noninterest income .....................            438             764             686            222
Noninterest expense ....................          3,291           2,592           3,551          1,722
Income before income taxes .............           (669)            678             400            368
Income tax expense .....................           (151)            114             152            144
Net earnings (loss) ....................           (518)            564             248            224
Basic earnings per share ...............      $   (0.44)      $    0.56       $    0.25       $   0.35
Diluted earnings per share .............      $   (0.44)      $    0.54       $    0.22       $   0.28
Dividends per common share .............      $      --       $      --       $      --       $     --
Book value per common share ............      $    9.97       $   10.04       $   10.16       $  11.33
Average common shares outstanding ......          1,166           1,009             987            650
Fully diluted common shares ............          1,306           1,159           1,137            800

SELECTED PERIOD-END BALANCES
Total assets ...........................      $ 102,666       $ 109,688       $ 110,506       $ 92,524
Earning assets .........................         92,039          96,642         100,686         80,836
Total securities .......................         19,851          20,991          18,358         18,324
Loans, net of unearned income ..........         70,188          75,059          73,893         61,326
Allowance for loan losses ..............           (985)           (950)         (1,400)          (915)
Total deposits .........................         89,244          96,940          98,012         81,850
Long-term debt .........................             --           1,250           1,250            855
Redeemable common stock ................            238             479             479            857
Stockholders' equity ...................         11,633          10,132          10,024          7,358

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The following should be read in conjunction with the information and tables which follow. For a discussion of liquidity and the impact of inflation, see "Capital Resources/Liquidity" below.

         The 1997 statistical disclosures of Cornerstone under Guide 3 represent historical financial information presented on a pro forma basis as if the merger of The Bank of East Ridge and Cornerstone Community Bank occurred as of January 1, 1997. Guide 3 financial information presented on the pro forma basis provides comparable data that is reasonable and meaningful to the combined banking operations that began on the merger date of October 15, 1997.

RESULTS OF OPERATIONS - QUARTER ENDED SEPTEMBER 30, 1999 COMPARED TO QUARTER ENDED SEPTEMBER 30, 1998

         Net Interest Income.

         Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

         Net interest income for the third three months of 1999 increased $81,138 or 8.0% above net interest income earned as of September 1998. The increase in net interest income as of September 30, 1999 is primarily due to an increase in Cornerstone's net interest margin on earning assets, which rose from 4.14% to 4.76% in 1999, and a smaller provision to loan loss. The increased margin was a result of management's efforts to change the deposit mix from certificate of deposit to a transaction account deposit base. The strategic direction has produced material improvements in the net interest margin and should continue to assist the Cornerstone's earnings in the future. The lower provision represents an improvement in the loan portfolio's quality, but reflects no future direction.

         Interest income decreased $140,337 or 6.7% as of September 1999 compared to September 1998. Interest income produced by the loan portfolio decreased $123,209 or 7.0% from September 1998 to September 1999 due to the decrease in average loans outstanding for the period. Management estimates the average balances will increase, but will restrain origination of these loans to insure quality standards and documentation are maintained. Interest income on investment securities and federal funds decreased $17,128 or 4.8% from September 1998 to September 1999, due primarily to reduced deposit balances and the purchase of lower yielding securities which reduced the Bank's interest rate risk and gave Cornerstone a more predictable cash-flow.

         Total interest expense decreased $221,474 or 20.11% from September 30, 1998 to September 30, 1999. The interest expense decrease from the third quarter of 1998 to the third quarter of 1999 is primarily due to the active management of the ALCO committee to reduce certificate of deposit exposure and lower general rates to the market norm while the loan portfolio review slowed funding needs.

         The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets, is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin at September 30, 1999 was 4.76%. The yield on earning assets decreased 5 basis points to 8.64% at September 30, 1999 from 8.69% at September 30, 1998.

         The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing funds and gives a direct perspective on the effect of market interest rate movements. As a result of changes in the asset and liability mix during late 1998 and third quarter 1999, the interest rate spread was 4.14%, an increase of 58 basis points from September 1998 to September 1999.

         Allowance for Loan Losses.

         The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. Management believes that the $985,234 for September 1999 in the allowance for loan loss account reflects the full known extent of credit exposure. This amount includes a provision of $105,000 made in the third quarter of 1999. The Bank anticipates similar provisions in the future as the loan portfolio grows and unanticipated loan losses occur. No assurances can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio, and require greater provisions for possible loan losses in the future.

         Non-performing Assets.

         Non-performing assets include non-performing loans and foreclosed real estate held for sale. Non-performing loans include loans classified as non-accrual or renegotiated. Cornerstone's policy is to place a loan on non-accrual status when it is contractually past due 90 days or more as to payment of principal or interest. At the time a loan is placed on non-accrual status, interest previously accrued but not collected may be reversed and charged against current earnings. As of September 30, 1999 Cornerstone had $919,270 in non-accrual loans and $1.2 million in non-performing loans.

         Non-interest Income.

         Non-interest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of loans are included in non-interest income. Total non-interest income decreased by $45,892 or 28.5% from September 1998 to September 1999.

         Non-interest Expense.

         Non-interest expense for the third three months of 1999 increased by $184,936 or 20.4% as compared to the third three months in 1998. Salaries and employee benefits increased by $137,718 or 32.0% in September 1999 over September 1998. Occupancy expense as of September 30, 1999 increased by $35,215 or 35.2% over the same period in 1998. All other non-interest expenses at June 30, 1999 increased $12,064 or 3.2% over the non-interest expenses as of September 30, 1998.

RESULTS OF OPERATIONS - NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

         Net Interest Income.

         Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

         Net interest income for the first nine months of 1999 increased $131,714 or 4.7% above net interest income earned as of September 1998. The increase in net interest income as of September 30, 1999 is primarily due to an increase in the Bank's net interest margin on earning assets, which rose from 4.12% to 4.3% in 1999. Reduced deposit costs caused by a change in the deposit mix from certificates of deposits to transaction accounts contributed the majority of the net interest margin increase.

         Interest income decreased $302,611 or 5.1% as of September 1999 compared to September 1998. Interest income produced by the loan portfolio decreased $135,740 or 2.8% from September 1998 to September 1999 due to the decrease in average yields for the period. Two factors contributed to the reduction of loan yields. In the first half of the year a review of all loans placed many loans on non-accrual and previously booked interest income was reversed. In addition, during this period of corrective actions loan originations paused and loan fee income was greatly reduced. Interest income on investment securities and federal funds decreased $166,871 or 14.4% from September 1998 to September 1999, due primarily to reduced deposit balances.

         Total interest expense decreased $434,324 or 13.7% from September 30, 1998 to September 30, 1999. The interest expense decrease is primarily due to the active management of the ALCO committee to reduce certificate of deposit exposure and lower general rates to the market norm while the loan portfolio review slowed funding needs.

         The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets, is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin at September 30, 1999 was 4.30%. The yield on earning assets decreased 48 basis points to 8.30% at September 30, 1999 from 8.78% at September 30, 1998.

         The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of non-interest bearing funds and gives a direct perspective on the effect of market interest rate movements. As a result of changes in the asset and liability mix during late 1998 and 1999, the interest rate spread was 3.73%, a increase of 4 basis points from September 1998 to September 1999.

         Allowance for Loan Losses.

         The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. Management believes that the $985,234 for September 1999 in the allowance for loan loss account reflects the full known extent of credit exposure. No assurances can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio, and require greater provisions for possible loan losses in the future.

         Non-performing Assets.

         Non-performing assets include non-performing loans and foreclosed real estate held for sale. Non-performing loans include loans classified as non-accrual or renegotiated. Cornerstone's policy is to place a loan on non-accrual status when it is contractually past due 90 days or more as to payment of principal or interest. At the time a loan is placed on non-accrual status, interest previously accrued but not collected may be reversed and charged against current earnings. As of September 30, 1999 Cornerstone had $919,270 in non-accrual loans and $1.26 in non-performing loans.

         Non-interest Income.

         Non-interest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of loans are included in non-interest income. Total non-interest income decreased by $326,103 or 46.6% from September 1998 to September 1999.

         Non-interest Expense.

         Non-interest expense for the first nine months of 1999 increased by $699,281 or 27.0% as compared to the first nine months in 1998. Salaries and employee benefits increased by $350,324 or 27.9% in September 1999 over September 1998. Occupancy expense as of September 30, 1999 increased by $72,300 or 18.2% over the same period in 1998. All other non-interest expenses at September 30, 1999 increased $276,658 or 27.4% over the non-interest expenses as of September 30, 1998, primarily due to an increase in professional fees, and miscellaneous charge-offs.

FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31,
1997

         SUMMARY

         Net income for 1998 was $248,332, a 10.81% increase from Cornerstone's net income of $224,100 in 1997. Net income per common share for 1998 was 28.6% lower than in 1997. Pretax income for 1998 increased $31,854 from 1997 pretax income of $368,434.

         The decrease in net income per share from 1997 to 1998 is primarily due to a 162% increase in the loan loss provision and high interest expense paid on core deposits and jumbo (over $100m) certificates of deposit.

         FINANCIAL CONDITION

         Earning Assets.

         Average earning assets in 1998 increased $19.4 million or 26.4% over 1997 primarily due to an increase in average loans outstanding. The loan growth was primarily funded by a significant increase in time deposits.

         Loan Portfolio.

         Cornerstone's average loans for 1998 were $69 million, an increase of 38% over $50 million in average loans for 1997. Loan growth for 1998 was primarily funded through increased deposit growth. Real estate loans increased by $10.0 million or 24% and commercial loans increased by $1.0 million or 8% over 1997. The increase in ending balances from 1997 to 1998 was consistent with the increase in average balances.

         Investment Portfolio.

         Cornerstone's investment securities portfolio increased by 5% or $1.0 million from 1997 to 1998. Cornerstone maintains an investment strategy of seeking portfolio yields within acceptable risk levels, as well as providing liquidity. Cornerstone maintains two classifications of investment securities. "Held to Maturity" and "Available for Sale." The "Available for Sale" securities are carried at fair market value, whereas the "Held to Maturity" securities are carried at book value. At year end 1998, unrealized gains in the "Available for Sale" portfolio amounted to $63,050.

         Deposits.

         Cornerstone's average deposits increased $22.3 million or 31% from 1997 to 1998. From year end 1997 to year end 1998, total deposits increased $16.2 million or 20%. The largest portion of growth during 1998 was an $11.2 million, or 23% increase in time deposits. This is due to Cornerstone's strategy of increasing time deposits by offering competitive rates to customers.

         Capital Resources.

         Stockholders' equity increased $1.8 million or 22% to $10.0 million as of December 31, 1998, compared with $8.2 million at the end of 1997. This increase was primarily due to warrants being exercised by shareholders.

         BALANCE SHEET MANAGEMENT

         Liquidity Management.

         Liquidity is the ability of a company to convert assets into cash without significant loss and to raise funds by increasing liabilities. Liquidity management involves having the ability to meet day-to-day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

         The primary function of asset/liability management is not only to assure adequate liquidity in order for Cornerstone to meet the needs of its customer based, but to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that Cornerstone can profitably deploy its assets. Both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

         The asset portion of the balance sheet provides liquidity primarily through loan repayments and maturity of investment securities. Additional sources of liquidity are the investment in federal funds sold and prepayments from the mortgage-backed securities from the investment portfolio.

         The liability portion of the balance sheet provides liquidity through various interest-bearing and noninterest-bearing deposit accounts. At year end December 31, 1998, Cornerstone had approximately $5.0 million of federal funds lines available.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

         Net Interest Income.

         Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

         Net interest income for 1998 increased $1.4 million or 75% over 1997. The increase in the net interest income from 1997 to 1998 is primarily due to the increase in interest-earning assets.

         Interest income increased $3.96 million or 92% in 1998 from 1997. Interest income produced by the loan portfolio increased $3.37 million or 99% in 1998 from 1997. Interest income on investment securities increased $587,000 or 66% from 1997 to 1998. The increase in investment income is due to an increase in the average investment securities portfolio during 1998.

         Total interest expense increased $2.1 million or 98% in 1998 from 1997. The interest expense increase from 1997 to 1998 is primarily due to the increase in average time deposits.

         The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets, is computed by dividing fully taxable equivalent net interest income by average-earning assets. This ratio represents the difference between the average yield on average-earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin decreased 52 basis points in 1998 to 4.28%. The net cost of funds, defined as interest expense divided by average-earning assets, decreased 9 basis points from 4.09% in 1997 to 4.00% in 1998. The yield on earning assets decreased 47 basis points to 8.83% in 1998 from 9.30% in 1997.

         Allowance for Loan Losses.

         The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. Management believes that the $1.4 million for December 1998 in the allowance for possible loan losses account was sufficient to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio and require greater provisions for possible loan losses in the future.

         Nonperforming Assets.

         Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. Cornerstone's policy is to place a loan on nonaccrual status when it is contractually past due 90 days or more as to payment of principal or interest. At the time a loan is placed on nonaccrual status, interest previously accrued but not collected may be reversed and charged against current earnings. Recognition of any interest after a loan has been placed on nonaccrual is accounted for on a cash basis. As of December 31, 1998, Cornerstone had $723,000 of nonperforming assets.

         Noninterest Income.

         Noninterest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of investment portfolio securities are included in noninterest income. Total noninterest income increased by $464,000 or 208% from 1997 to 1998. Fee income from service charges on deposit accounts increased $270,000 or 137% in 1998 accounting for a larger portion of the total noninterest income increase for the year.

         Noninterest Expense.

         Noninterest expense for 1998 increased by $1.8 million or 106% from 1997. Salaries and employee benefits increased by $741,000 or 80% from 1997 for a total of $1.7 million. This increase was due to the East Ridge Bank Acquisition in 1997. Occupancy expense increased by $116,000 or 106% in 1998 which is attributed to the additional expense adding the East Ridge Branch located on Ringgold Road 1997. All other noninterest expense increased $971,000 or 142% in 1998, primarily the result of Cornerstone's legal expenses and other professional expense relating to the loan portfolio in 1998.

CAPITAL RESOURCES/LIQUIDITY

         Liquidity.

         Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. Cornerstone's liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times,

Cornerstone devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

         Although Cornerstone has no formal liquidity policy, in the opinion of management, its liquidity levels are considered adequate. Cornerstone is not subject to any specific regulatory liquidity requirements imposed by regulatory orders. Cornerstone is subject to general FDIC guidelines which do not require a minimum level of liquidity. Management believes its liquidity ratios meet or exceed these guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

         The following table sets forth liquidity ratios for the periods indicated:

                                         December 31, 1998  December 31, 1997
                                         -----------------  -----------------
Average loans to average deposits              74.41%             69.48%


         Impact of Inflation and Changing Prices.

         The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time and due to inflation. The impact of inflation on operations of Cornerstone is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of Cornerstone are monetary in nature. As a result, interest rates may have a more significant impact on Cornerstone's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services.

CAPITAL ADEQUACY

         Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of Cornerstone's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans.

         The FDIC has adopted capital guidelines governing the activities of banks. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments. The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II. Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholders' equity less goodwill and Tier II capital which is primarily a portion of the allowance for loan losses and certain qualifying debt instruments. In determining risk-based capital requirements, assets are assigned risk-weights of 0% to 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by the regulators. The framework for calculating risk-based capital requires banks to meet the regulatory minimums of

4% Tier I and 8% total risk-based capital. In 1990 regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

                   (Dollars in thousands)                      December 31, 1998    December 31, 1997
                                                               -----------------    -----------------
CAPITAL:
Tier I capital:
         Stockholders' equity................................      $ 10,024             $ 8,215
         Less disallowed intangibles ........................         2,878               2,906
                                                                   --------             -------
                  Total Tier I capital.......................         7,151               5,309
Tier II capital:
         Qualifying debt......................................           --                  --
          Qualifying allowance for loan losses................        1,381                 915
                                                                   --------             -------
                  Total Tier II capital ......................        8,532               6,224
                                                                   --------             -------
                  Total capital...............................     $  8,532             $ 6,224
                                                                   ========             =======
Risk-adjusted assets..........................................     $ 79,598             $69,832
Quarterly average assets......................................     $105,286             $82,957
RATIOS:
Tier I capital to risk-adjusted assets........................         8.98%               7.60%
Tier II capital to risk-adjusted assets.......................        10.72%               8.91%
Leverage -- Tier I capital to quarterly average assets less
disallowed intangibles........................................         6.98%               6.63%

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital categories for banks. Under the regulations defining these five capital categories, each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings. The following table lists the five categories of capital and each of the minimum requirements for the three risk-based capital ratios.

                                                         Total Risk-Based     Tier I Risk-Based      Leverage
                                                           Capital Ratio        Capital Ratio          Ratio
                                                         ----------------     -----------------     ------------
Well-capitalized                                           10% or above          6% or above        5% or above
Adequately capitalized                                      8% or above          4% or above        4% or above
Undercapitalized                                           Less than 8%         Less than 4%        Less than 4%
Significantly undercapitalized                             Less than 6%         Less than 3%        Less than 3%
Critically undercapitalized                                     --                   --              2% or less

         On December 31, 1998, Cornerstone exceeded the regulatory minimums and qualified as a well-capitalized institution under the regulations.

NEW ACCOUNTING AND REPORTING REQUIREMENTS

         New accounting and reporting pronouncements and guidance from the Securities and Exchange Commission, federal banking regulators, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, or Congress that are required to be implemented by public reporting companies are not applicable to Cornerstone's current operations. Proposed accounting and reporting pronouncements and guidance from the Securities and Exchange Commission, federal banking regulators, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, or Congress include possible changes to the guidance on the methodology used in determining the adequacy of the allowance for loan losses. Any changes to the guidance on the methodology used in determining the adequacy of the allowance for loan losses is not expected to affect the current or the expected future operations of Cornerstone. Other proposed accounting and reporting pronouncements and guidance from the Securities and Exchange Commission, federal banking regulators, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, or Congress are not applicable to Cornerstone's current or the expected future operations.

                                    BUSINESS

GENERAL

         Cornerstone, a Tennessee corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and was formerly known as East Ridge Bancshares, Inc. Its wholly-owned subsidiary, Cornerstone Community Bank, a Tennessee banking corporation, resulted from the merger of The Bank of East Ridge and Cornerstone Community Bank effective October 15, 1997. Cornerstone provides a variety of banking and financial services to businesses and individuals. Cornerstone's headquarters and principal banking office is located at 5319 Highway 153, Chattanooga, Tennessee. It has branches located at 4154 Ringgold Road (formerly the main office of The Bank of East Ridge) and 610 Georgia Avenue, Chattanooga, Tennessee. It also leases space in which it operates two branches in Albertson's Supermarkets. Cornerstone conducts its business as a commercial bank, with special emphasis in retail banking, including the acceptance of checking and saving deposits, and the making of commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers collections, notary public services, escrow service and other customary bank services to its customers.

         The 1997 statistical disclosures of Cornerstone under Guide 3 represent historical financial information presented on a pro forma basis as if the merger of The Bank of East Ridge and Cornerstone Community Bank occurred as of January 1, 1997. Guide 3 financial information presented on the pro forma basis provides comparable data that is reasonable and meaningful to the combined banking operations that began on the merger date of October 15, 1997.

EMPLOYEES

         As of September 30, 1999, Cornerstone had 57 full-time employees. The employees are not represented by a collective bargaining unit. Cornerstone believes its relationship with its employees to be good.

CUSTOMERS

         It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of Cornerstone.

COMPETITION

         All phases of Cornerstone's banking activities are highly competitive. Cornerstone competes actively with nine commercial banks, as well as finance companies, credit unions and other financial institutions located in our service area. As of September 30, 1999, we had 2% of the market share in Hamilton County, Tennessee, which is our primary market.

SUPERVISION AND REGULATION

         Cornerstone is a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956, as amended, and is registered with the Board of Governors of the Federal Reserve System. Cornerstone is required to file with the Federal Reserve Board annual reports and such additional information as the Federal Reserve Board may require pursuant to the Act. The Federal Reserve Board may also make examinations of Cornerstone and its subsidiaries. The following summary of the Act and of the other acts described herein is qualified in its entirety by express reference to each of the particular acts.

         The Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not majority owned by Cornerstone. The Act prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company which is not a bank and from engaging in any business other than banking or furnishing services to or performing services for its subsidiaries. The 5% limitation is not applicable to ownership of shares in any company the activities of which the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The Gramm-Leach-Bliley Financial Modernization Act of 1999, enacted on November 12, 1999, broadens the ability of a bank holding company to own or control companies other than banks. See "Recent Developments."

         Effective September 29, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Riegle-Neal Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Riegle-Neal Act.

         Additionally, the federal banking agencies are authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks has opted out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions are also subject to the nationwide and statewide insured deposit concentration amounts described above.

         The Riegle-Neal Act authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Riegle-Neal Act also requires the appropriate federal banking agencies to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production.

         Cornerstone Community Bank is an "affiliate" of Cornerstone within the meaning of the Federal Reserve Act. This act places restrictions on a bank's loans or extensions of credit to, purchases of or investments in the securities of, and purchases of assets from an affiliate, a bank's loans or extensions of credit to third parties collateralized by the securities or obligations of an affiliate, the issuance of guarantees, acceptances, and letters of credit on behalf of an affiliate, and certain bank transactions with an affiliate, or with respect to which an affiliate acts as agent, participates, or has a financial interest. Furthermore, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

         Under Federal Reserve Board policy, Cornerstone is expected to act as a source of financial strength to its subsidiary bank and to commit resources to support its subsidiary. This support may be required at times when, absent such Federal Reserve Board policy, Cornerstone may not be inclined to provide it. Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (a) the default of a commonly controlled FDIC-insured depository institution or (b) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Under FDICIA (see discussion below) a bank holding company may be required to guarantee the capital plan of an undercapitalized depository institution. Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Cornerstone Community Bank is a member of the FDIC and is subject to examination and regulation by that authority. Cornerstone Community Bank is chartered under the banking laws of the State of Tennessee and is subject to the supervision of, and regular examination by, the Tennessee Department of Financial Institutions.

         In December 1991, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted, which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. Cornerstone Community Bank has capital levels well above the minimum requirements. In addition, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market and also may not be able to "pass through" insurance coverage for certain employee benefit accounts. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable. FDICIA contains numerous other provisions, including new accounting, audit and reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches.

RECENT DEVELOPMENTS

         The Gramm-Leach-Bliley Financial Modernization Act of 1999 permits bank holding companies meeting certain management, capital, and community reinvestment act standards to engage in a substantially broader range of non-banking activities than permitted previously, including insurance underwriting and merchant banking activities. The Act repeals sections 20 and 32 of the Glass Steagall Act, permitting affiliations of banks with securities firms and registered investment companies. The Act authorizes financial holding companies, permitting banks to be owned by security firms, insurance companies and merchant banking companies and visa-versa. Some of these affiliations are also permissible for bank subsidiaries. The Act gives the Federal Reserve Board authority to regulate financial holding companies, but provides for functional regulation of subsidiary activities.

         The Gramm-Leach-Bliley Financial Modernization Act also modifies financial privacy and community reinvestment laws. The new financial privacy provisions generally prohibit financial institutions such as the company from disclosing non-public personal financial information to third parties unless customers have the opportunity to opt out of the disclosure. The Act also magnifies the consequences of a bank receiving a less than a satisfactory community reinvestment act rating, by freezing new activities until the institution achieves a better community reinvestment act rating.

EFFECT OF GOVERNMENTAL POLICIES

         Cornerstone and Cornerstone Community Bank are affected by the policies of regulatory authorities, including the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national money supply. Among the instruments of monetary policy used by the Federal Reserve are: purchases and sales of U.S. Government securities in the marketplace; changes in the discount rate, which is the rate any depository institution must pay to borrow from the Federal Reserve; and changes in the reserve requirements of depository institutions. These instruments are effective in influencing economic and monetary growth, interest rate levels and inflation.

         The monetary policies of the Federal Reserve System and other governmental policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Because of changing conditions in the national economy and in the money market, as well as the result of actions by monetary and fiscal authorities, it is not possible to predict with certainty future changes in interest rates, deposit levels, loan demand or the business and earnings of Cornerstone or whether the changing economic conditions will have a positive or negative effect on operations and earnings.

         Bills are pending before the United States Congress and the Tennessee General Assembly which could affect the business of Cornerstone and Cornerstone Community Bank, and there are indications that other similar bills may be introduced in the future. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of Cornerstone and the Bank may be affected thereby.

NET INTEREST INCOME

    The following table sets forth weighted yields earned by Cornerstone on its earning assets and the weighted average rates paid on its deposits and other interest-bearing liabilities for the nine months ended September 30, 1999 and 1998 and the years ended December 31, 1998 and 1997.


                                                              September 30,
                                       ----------------------------------------------------------
                                                   1999                           1998
                                       ------------------------------------------------------------
(Fully taxable equivalent)                       Interest  Average              Interest    Average
(Dollars in thousands)                  Average   Income/   Yields/    Average   Income/    Yields/
                                        Balance   Expense    Rate      Balance   Expense    Balance
                                        -------  --------  -------     -------  --------    -------
ASSETS:
Interest-earning assets:
Loans, net of unearned income.......    $ 68,922   $ 4,690    9.10%    $ 66,842  $  4,825     9.65%
Investment securities ..............      18,285       834    6.10%      20,542     1,007     6.56%
Federal funds sold .................       4,377       161    4.93%       3,777       155     5.47%
Other earning assets ...............          --                             --
                                        --------                       --------
    Total earning assets............      91,584     5,685    8.30%      91,161     5,987     8.78%
Allowance for loan losses...........      (1,076)                          (861)
Cash and other assets...............      12,050                         14,665
                                        --------                       --------
    Total...........................    $102,558                       $104,965
                                        ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Demand deposits.....................    $ 13,530   $   172    1.70%    $ 12,123  $    195     2.15%
Savings deposits....................       9,760       237    3.25%      10,439       294     3.76%
Time certificates...................      39,805     1,593    5.35%      45,272     1,893     5.59%
Time deposits of $100,000 or more...      15,846       660    5.57%      14,520       730     6.72%
Federal funds and securities
      sold under agreement to
      repurchase....................         318        11    4.75%          --        --     0.00%
Other borrowings ...................         999        67    8.98%       1,046        63     8.08%
                                        --------   -------             --------  --------
    Total interest-bearing liabilities    80,258     2,741    4.57%      83,400     3,175     5.09%
                                                   -------                       --------
Net interest spread.................               $ 2,944                       $  2,812
                                                   =======                       ========
Non-interest bearing demand deposits      10,858                          9,710
Accrued expenses and other liabilities       852                          1,337
Redeemable common stock.............         239                            479
Stockholders' equity................      10,351                         10,039
                                        --------                       --------
    Total...........................    $102,558                       $104,965
                                        ========                       ========
Net interest margin on earning assets                         4.30%                           4.12%
Net interest spread on earning assets                         3.73%                           3.69%





                                                               December 31,
                                       ----------------------------------------------------------------
                                                   1998                             1997
                                       ----------------------------------------------------------------
(Fully taxable equivalent)                       Interest    Average             Interest    Average
(Dollars in thousands)                  Average   Income/    Yields/   Average    Income/    Yields/
                                        Balance   Expense     Rate     Balance    Expense     Rate
                                        -------  --------    -------   -------   --------    -------
ASSETS:
Interest-earning assets:
Loans, net of unearned income.......    $ 69,356   $ 6,738      9.72%  $ 50,120    $ 5,292     10.56%
Investment securities ..............      20,269     1,297      6.40%    19,207      1,317      6.86%
Federal funds sold .................       3,289       175      3.70%       713         39      5.47%
Other earning assets ...............          16         1      5.32%     3,447        189      5.48%
                                        --------   -------      ----   --------    -------     -----
    Total earning assets............      92,930     8,211      8.83%    73,487      6,837      9.30%
Allowance for loan losses...........        (900)                          (706)
Cash and other assets...............      13,733                          8,272
                                        --------                       --------
    Total...........................    $105,763                       $ 81,053
                                        ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Demand deposits.....................    $ 12,287   $   260      2.12%  $ 11,104    $   247      2.22%
Savings deposits....................      10,195       374      3.67%     9,430        363      3.85%
Time certificates...................      60,234     3,507      5.82%    43,705      2,703      6.18%
Time deposits of $100,000 or more...
Federal funds and securities
      sold under agreement to
      repurchase....................
Other borrowings ...................       1,200        89      7.42%        --         --        --
                                        --------   -------             --------    -------
    Total interest-bearing liabilities    83,916     4,230      5.04%    64,239      3,313      5.16%
                                                   -------                         -------
Net interest spread.................               $ 3,981                         $ 3,524
                                                   =======                         =======
Non-interest bearing demand  deposits     10,490                          7,896
Accrued expenses and other liabilities     1,079                          2,654
Redeemable common stock.............
Stockholders' equity................      10,278                          6,264
                                        --------                       --------
    Total...........................    $105,763                       $ 81,053
                                        ========                       ========
Net interest margin on earning assets                           4.28%                           4.80%
Net interest spread on earning assets                           3.79%                           4.14%



    The following table presents a summary of changes in interest income, interest expense, and the interest rate differential aggregated by the changes in volumes and rates:


                                                September 30, 1999                           December 31, 1998
                                                      versus                                      versus
                                                September 30, 1998                           December 31, 1997
                                                Increase (Decrease)                        Increase (Decrease)
                                                Change due to: (1)                          Change Due to: (1)
                                     ---------------------------------------- -------------------------------------------
(Dollars in Thousands)               Volume      Rate        Mix       Total     Volume    Rate       Mix        Total
                                     ------      ----        ---       -----     ------    ----       ---        -----
Earning Assets:
Loans, net of unearned                $ 189     $ (382)      $ 57      $ (136)   $1,870   $ (583)     $ 159      $ 1,446
  Investment securities............    (138)       (84)        48        (174)       68      (93)         5          (20)
Federal funds sold.................      30        (24)         1           7        (8)      (5)        (0)         (14)
Other earning assets ..............      --         --         --          --       (26)      (0)       (12)         (38)
                                                                       ------                                    -------

    Total interest income..........                                      (303)                                    (1,374)

Interest demand....................      24        (61)        14         (23)       25      (12)         0           13
Savings deposits...................     (22)       (50)        16         (56)       29       (9)        (9)          11
Time less than $100,000............    (293)       (95)        88        (300)      962     (217)        59          804
Time greater than $100,000.........      74       (184)        39         (71)                           --            0
Other borrowings...................      (4)         9         (1)          4        89       --         (0)          89
Securities sold under agreement
   to repurchase...................      15         --         (4)         11        --       --         --            0
                                                                       ------                                    -------
    Total interest expense.........                                      (434)                                       917
                                                                       ------                                    -------

Increase in net interest income...                                     $  132                                    $   457
                                                                       ======                                    =======



(1) Increases (decreases) are attributable to volume changes and rate changes on the following basis: Volume Change equals change in volume times prior year rate. Rate Change equals change in rate times prior year volume. Changes that are not due solely to volume or rate changes are allocated to volume.

(2) For purposes of this schedule, non-accruing loans are included in the average balances and tax exempt income is reflected on a tax equivalent basis. As tax exempt income is exempt only for Federal income tax purposes and not Tennessee purposes, tax equivalent income is based upon an effective 34% tax rate. Loan fees included in interest income are not material to the presentation.

LIABILITY AND ASSET MANAGEMENT

    The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

    The asset/liability committee, which consists of the chief executive officer, chief financial officer, and four other directors are charged with monitoring the liquidity and funds position of Cornerstone. The committee regularly reviews (a) the rate sensitivity position on a three-month, six-month, and one-year time horizon; (b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

    Cornerstone operates an external asset/liability management model. No estimates of the impact of changing interest rates on historical or projected earnings are available. The current level of interest rate risk can, however, be inferred from maturity and repricing data. At December 31, 1998, Cornerstone had a negative cumulative repricing gap within one year of approximately $3.2 million, or approximately 3.2% of total assets. This negative repricing gap indicates that Cornerstone's future earnings may be adversely impacted by a rise in market interest rates. Such an impact would primarily be felt in the twelve-month period after a rise in rates.

    The following tables represent an interest sensitivity profile for Cornerstone as of September 30, 1999 and December 31, 1998 and 1997. The tables represent a static point in time and do not consider other variables, such as changing spread relationships or interest rate levels. "Net repricing gap" is the difference between total earning assets and total interest bearing liabilities repricing in any given period and "cumulative gap" is the sum of the net repricing gap from period to period. Interest-bearing demand, savings and money market account deposits are presented as repricing in the earliest period presented.


                                                                       September 30, 1999
                                       ------------------------------------------------------------------------------
                                           Within      After 3 months     After 12 months
                                          3 months    within 12 months    Within 5 years    After 5 years       Total
                                       -------------  ----------------    ---------------   -------------       -----
(Dollars in thousands)
EARNING ASSETS:
Loans..............................      $  6,776        $  15,836            $ 36,973       $ 10,603         $ 70,188
Investment securities..............         1,008            2,849              11,330          4,664           19,851
Federal funds sold.................         2,000               --                  --             --            2,000
                                         --------        ---------            --------       --------         --------
Interest-bearing deposits..........
    Total earning assets...........      $  9,784        $  18,685            $ 48,303       $ 15,267         $ 92,039
                                         ========        =========            ========       ========         ========

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits..........      $ 18,851        $  32,520            $ 26,974       $     12         $ 78,357
Other non-deposit borrowing........           912                                                                  912
Long-term debt.....................            --               --                  --             --               --
                                         --------        ---------            --------       --------         --------
Total interest-bearing liabilities.      $ 19,763        $  32,520            $ 26,974       $     12         $ 79,269
                                         ========        =========            ========       ========         ========

Rate sensitivity gap:
Net repricing gap..................      $ (9,979)       $ (13,835)           $ 21,329       $ 15,255         $ 12,770
Net repricing gap as a percentage
  of total earning assets..........        -10.84%          -15.03%              23.17%         16.57%           13.87%
Cumulative gap.....................      $ (9,979)       $ (23,814)           $ (2,485)      $ 12,770
Cumulative gap as a percentage of
  total earning assets.............        -10.84%          -25.87%              -2.70%         13.87%



                                                                         December 31, 1998
                                           ---------------------------------------------------------------------------
                                            Within      After 3 months    After 12 months
                                           3 months    Within 12 months   Within 5 years    After 5 years       Total
                                           --------    ----------------   --------------    -------------       -----
(Dollars in thousands)
EARNING ASSETS:
Loans ................................      $27,629         $ 10,686         $32,814           $ 2,764         $ 73,893
Investment securities ................        1,606            4,313           8,681             3,758           18,358
Federal funds sold ...................        8,425                0               0                 0            8,425
                                            -------         --------         -------           -------         --------
    Total earning assets .............      $37,671         $ 14,999         $41,495           $ 6,522         $100,687
                                            =======         ========         =======           =======         ========

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits ............      $18,496         $ 36,107         $29,257           $     0         $ 83,860
Other borrowed funds .................        1,250                0               0                 0            1,250
    Total interest-bearing liabilities      $19,746         $ 36,107         $29,257           $     0         $ 85,110
                                            =======         ========         =======           =======         ========

Net repricing gap ....................      $17,925         $(21,108)        $12,238           $ 6,522         $ 15,577
Rate sensitivity gap:
Net repricing gap as a percentage
  of total earning assets.............        17.80%          -20.96%          12.15%             6.48%
Cumulative gap .......................      $17,925         $ (3,183)        $ 9,055           $15,577
Cumulative gap as a percentage of
  total earning assets................        17.80%           -3.16%           8.99%            15.67%



                                                                                     December 31, 1997
                                                       ---------------------------------------------------------------------------
                                                        Within      After 3 months    After 12 months
                                                       3 months    Within 12 months   Within 5 years    After 5 years       Total
                                                       --------    ----------------   --------------    -------------       -----
(Dollars in thousands)
EARNING ASSETS:
Loans ...........................................      $ 21,748        $  9,077          $25,525           $ 5,155         $61,505
Investment securities ...........................         1,424           5,249           10,004             1,579          18,256
Other earnings assets ...........................            55              --               --                --              55
Federal funds sold ..............................         1,130              --               --                --           1,130
    Total earning assets ........................      $ 24,357        $ 14,326          $35,529           $ 6,734         $80,946
                                                       ========        ========          =======           =======         =======

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits .......................      $ 39,232        $ 21,020          $12,324           $    --         $72,576
                                                       --------        --------          -------           -------         -------
       Total interest-bearing liabilities$               39,232        $ 21,020          $12,324           $    --         $72,576
                                                       ========        ========          =======           =======         =======

Net repricing gap ...............................      $(14,875)       $ (6,694)         $23,205           $ 6,734         $ 8,370
Rate sensitivity gap:
Net repricing gap as a percentage
  of total earning assets........................        -18.38%          -8.27%           28.67%             8.32%
Cumulative gap ..................................      $(14,875)       $(21,569)         $ 1,636           $ 8,370
Cumulative gap as a percentage of
  total earning assets...........................        -18.38%         -26.55%            2.02%            10.34%


    Management has made the following assumptions in the above analysis: (i) Assets and liabilities are generally assigned to a period based upon their earliest repricing period when the repricing is less than the contractual maturity; (ii) Investment securities available for sale are currently treated in the same manner as comparable securities in the investment securities held to maturity portfolio in that they are scheduled according to the earlier of their contractual maturities or earliest repricing dates; and (iii) Interest-bearing demand deposits, money market deposits and savings deposits that have no contractual maturities are scheduled 50% in the within 3 months to 12 months category and 50% in the 12 months to 5 year category.

DEPOSITS

    Cornerstone's primary sources of funds are interest-bearing deposits. The following table sets forth Cornerstone's deposit structure at September 30, 1999 and December 31, 1998 and 1997.


                                                               September 30,              December 31,
                                                               -------------       -------------------------
(In Thousands)                                                     1999              1998              1997
                                                               -------------       --------          -------
Non interest-bearing deposits:
Individuals, partnerships and corporations.............          $ 10,110          $ 13,798          $ 9,184
Certified and official checks..........................               777               357               89
                                                                 --------          --------          -------
  Total non interest-bearing deposits..................            10,887            14,152            9,273

Interest-bearing deposits:
Interest-bearing demand accounts.......................            15,283            12,998           13,010
Savings accounts.......................................            10,488            10,283            9,879
Certificates of deposit, less than $100,000............            36,726            43,089           35,736
Certificates of deposit, greater than $100,000.........            15,861            17,490           13,952
                                                                 --------          --------          -------
  Total interest-bearing deposits......................            78,357            83,860           72,577
                                                                 --------          --------          -------

  Total deposits.......................................          $ 89,244          $ 98,012         $ 81,850
                                                                 ========          ========         ========

    The following table presents a breakdown by category of the weighted average rate on deposits and the average amount of deposits for the periods as indicated:


                                                              September 30,                            December 31,
                                                 -------------------------------------- ------------------------------------------
                                                        1999                1998                1998                  1997
                                                 ------------------- ------------------ --------------------    ------------------
(Dollars in Thousands)
Non interest-bearing deposits...................   $ 10,858           $  9,710             $ 10,490             $  7,896
Savings deposits................................      9,760    3.25%    10,439    3.76%      10,195     3.67%      9,430     3.85%
Time deposits...................................     55,651    5.41%    59,792    5.86%      60,234     5.82%     43,705     6.18%
Interest-bearing demand deposits................     13,530    1.70%    12,123    2.15%      12,287     2.12%     11,104     2.22%
                                                   --------           --------             --------              -------
    Total deposits..............................   $ 89,799           $ 92,064             $ 93,206              $72,135
                                                   ========           ========             ========              =======

    At September 30, 1999 and December 31, 1998 and 1997, time deposits greater than $100,000 aggregated approximately $16 million, $17 million and $14 million, respectively. The following tables indicate, as of September 30, 1999, and December 31, 1998, the dollar amount of $100,000 or more deposits by the time remaining until maturity (in thousands):


                                            September 30, 1999
                     ---------------------------------------------------------------
                     3 Months          3 to 12       1 Year through
                      or less          Months            5 years              Total
                      -------          ------            -------              -----
Time certificates     $4,321           $7,908            $3,632              $15,861


                                             December 31, 1998
                     ---------------------------------------------------------------
                     3 Months          3 to 12       1 Year through
                      or less          Months            5 years              Total
                      -------          ------            -------              -----
Time certificates     $ 7,753          $ 5,480           $ 4,257             $17,490


ASSETS

    Management of Cornerstone considers many criteria in managing assets, including creditworthiness, diversification and structural characteristics, maturity and interest rate sensitivity. The following table sets forth Cornerstone's interest-earning assets by category at September 30, 1998 and 1999 and December 31, 1998 and 1997.


                                                   September 30,                   December 31,
                                              -----------------------        -----------------------
                                                1999           1998            1998           1997
                                              --------       --------        --------       --------
(Dollars in Thousands)
Interest-bearing deposits with banks.....     $     --       $     12       $     11        $     55
Investment securities:
  Available for sale.....................       13,722         10,172          9,280           7,544
  Held to maturity.......................        6,129         10,819          9,078          10,780
Federal funds sold.......................        2,000            580          8,425           1,130
Loans:
  Real estate............................       51,717         52,127         52,351          42,716
  Commercial and other...................       18,471         22,932         21,541          18,610
                                              --------       --------       --------        --------
    Total loans..........................       70,188         75,059         73,892          61,326
                                              --------       --------       --------        --------
Interest-earning assets .................     $ 92,039       $ 96,642       $100,686        $ 80,836
                                              ========       ========       ========        ========

INVESTMENT PORTFOLIO

    At September 30, 1999 and December 31, 1998, obligations of the United States Government or its agencies represented 9.75% and 16.4% of the investment portfolio, respectively. The following table presents the composition of the book value (historical amortized cost basis) of Cornerstone's investment portfolio at September 30, 1999 and December 31, 1998 and 1997.


                                                     September 30,      December 31,
(In thousands)                                           1999        1998           1997
--------------                                           ----        ----           ----
AVAILABLE FOR SALE:
 U. S. Treasuries ...............................      $    --      $   400      $ 1,448
 Obligations of U.S. Government agencies ........          809        1,180        1,815
 Other securities ...............................       13,055        7,637        4,213
                                                       -------      -------      -------
        Total available for sale ................      $13,864      $ 9,217      $ 7,476
                                                       -------      -------      -------
HELD TO MATURITY:
 Obligations of U.S. Government agencies ........      $ 1,118      $    52      $ 3,173
 Other investment securities ....................        5,011        8,726        7,607
                                                       -------      -------      -------
     Total investment securities held to maturity        6,129        9,078       10,780
                                                       -------      -------      -------
      Total investment portfolio ................      $19,993      $18,295      $18,256
                                                       =======      =======      =======


         The following table presents the maturity distribution of the book value and estimated market value of Cornerstone's investment portfolio at September 30, 1999 and December 31, 1998 and 1997. The weighted average yields on these instruments are presented based on average life.

                                                            September 30, 1999                   December 31, 1998
                                                 -------------------------------------  --------------------------------------
                                                   Book     Estimated      Weighted      Book       Estimated       Weighted
                                                  Value    Market Value  Average Yield   Value     Market Value   Average Yield
                                                 --------  ------------  -------------  --------   ------------   -------------
(Dollars in Thousands)
Available for sale:
U. S. Treasuries:
  Due within 1 year ..........................   $     --    $     --                   $    400      $    403        6.28%
                                                                                        --------      --------
     Total ...................................   $     --    $     --                   $    400      $    403        6.28%
                                                 ========    ========                   ========      ========

Obligations of U. S. Government agencies:
  Due within 1 year ..........................         --          --                      1,180         1,201        6.94%
  Due after 10 years .........................        809         817        6.38%            --            --
                                                 --------    --------                   --------      --------
     Total ...................................   $    809    $    817        6.38%      $  1,180      $  1,201        6.94%
                                                 ========    ========                   ========      ========

Other investment securities:
  Due within 1 year ..........................   $     38    $     38        3.92%      $  3,598      $  3,616        5.88%
  Due after 1 year but within 5 years ........      7,842       7,765        6.14%         3,255         3,264        6.20%
  Due after 5 years but within 10 years ......      2,012       1,988        6.47%           784           796        6.67%
  Due after 10 years .........................      3,175       3,126        6.50%            --            --
                                                 --------    --------                   --------      --------
     Total ...................................     13,068      12,917        6.27%         7,637         7,676        6.10%
                                                 --------    --------                   --------      --------
     Total available for sale ................   $ 13,876    $ 13,734        6.28%      $  9,217      $  9,280        6.22%
                                                 ========    ========                   ========      ========

Held to maturity:
Obligations of U.S. Government agencies:
  Due within 1 year ..........................         --          --                      1,290         1,301        6.09%
  Due after 1 year but within 5 years ........         --          --                        126           126        6.89%
  Due after 5 years but within 10 years ......         --          --                                       --          --
  Due after 10 years .........................   $  1,038    $  1,036        6.01%            --            --
                                                 --------    --------                   --------      --------
     Total ...................................   $  1,038    $  1,036        6.01%      $  1,415      $  1,427        6.16%
                                                 ========    ========                   ========      ========

Other investment securities:
  Due within 1 year ..........................   $     32    $     32        5.81%      $  1,671      $  1,687        6.19%
  Due after 1 year but within 5 years ........      1,412       1,401        6.11%         4,809         4,809        6.23%
  Due after 5 years but within 10 years ......        546         543        6.92%         1,183         1,180        6.48%
  Due after 10 years .........................      3,148       3,132        6.50%            --            --
                                                 --------    --------                   --------      --------
     Total ...................................      5,138       5,107        6.43%         7,662         7,676        6.26%
                                                 --------    --------                   --------      --------
     Total held to maturity ..................   $  6,177    $  6,143        6.36%      $  9,078      $  9,103        6.24%
                                                 --------    --------                   --------      --------
    Total securities .........................   $ 20,053    $ 19,877        6.30%      $ 18,295      $ 18,383        6.23%
                                                 ========    ========                   ========      ========

INVESTMENT POLICY

         The objective of Cornerstone's investment policy is to invest funds not otherwise needed to meet the loan demand of Cornerstone's market area and to meet the five following objectives; gap management, liquidity, pledging, return, and local community support. In doing so, Cornerstone will use the portfolio to provide structure and liquidity that the loan portfolio cannot. The Management Investment Committee will balance the market and credit risks against the potential investment return, make investments compatible with the pledge requirements of Cornerstone's deposits of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs. The Management Investment Committee is authorized to execute security transactions for the investment portfolio based on the decisions of the Board Asset/Liability Committee. All the investment transactions occurring since the previous Board Asset / Liability Committee meeting are reviewed by the Board Asset / Liability Committee at its next quarterly meeting, in addition to the entire portfolio. The investment policy allows portfolio holdings to include short-term securities purchased to provide Cornerstone's needed liquidity and longer term securities purchased to generate stable income for Cornerstone during periods of interest rate fluctuations.

LOAN PORTFOLIO

         The following table summarizes certain information concerning Cornerstone's loan portfolio:

                                                   September 30, 1999        December 31, 1998        December 31, 1997
                                                  ---------------------    --------------------     --------------------
                                                             % of Total              % of Total                % of Total
                                                  Amount       Loans       Amount       Loans       Amount        Loans
                                                  ------       -----       ------       -----       ------        -----
(Dollars in Thousands)

Real estate loans:
  Construction and land development .........     $ 5,059        7.21%     $ 5,456        7.38%     $ 8,581       13.95%
  Secured by residential properties .........      23,712       33.78%      22,638       30.64%      13,152       21.38%
 Other real estate loans ....................      22,946       32.69%      24,257       32.83%      20,983       34.12%
      Total real estate loans ...............      51,717       73.68%      52,351       70.85%      42,716       69.45%
Commercial and industrial loans .............      11,743       16.73%      13,164       17.81%      12,194       20.12%
Consumer loans ..............................       6,706        9.55%       8,128          11%       6,241       10.15%
All other loans .............................          22        0.03%         250        0.34%         175        0.28%
                                                  -------      ------      -------      ------      -------      ------

    Total loans .............................     $70,188      100.00%     $73,893      100.00%     $61,326      100.00%
                                                  =======      ======      =======      ======      =======      ======

         The following tables set forth maturities of the loan portfolio and the sensitivity to interest rate changes of Cornerstone's loan portfolio.

                                                                                September 30, 1999
                                                         -----------------------------------------------------------------
                                                                                  Maturity Range
                                                         -----------------------------------------------------------------
                                                         One Year        One Through            Over
(In Thousands)                                           or Less          Five Years          Five Years           Total
                                                         --------        -----------          ----------          --------
Real estate construction loans ..............            $   703            $ 4,118            $    32            $ 4,853
Real estate mortgage loans ..................              3,352             13,446             30,559             47,357
Commercial and industrial loans .............              2,267              6,703              3,086             12,056
All other loans .............................                453              2,877              2,592              5,922
                                                         -------            -------            -------            -------
  Total loans ...............................            $ 6,776            $27,144            $36,269            $70,188
                                                         =======            =======            =======            =======

                                                                                December 31, 1998
                                                         -----------------------------------------------------------------
                                                                                  Maturity Range
                                                         -----------------------------------------------------------------
                                                         One Year        One Through            Over
(In Thousands)                                           or Less          Five Years          Five Years           Total
                                                         --------        -----------          ----------          --------
Real estate construction loans ..............            $ 5,456            $    --            $    --            $ 5,456
Real estate mortgage loans ..................             22,305             23,085              1,505             46,895
Commercial and industrial loans .............              8,320              4,244                600             13,164
All other loans .............................              2,974              4,994                410              8,378
                                                         -------            -------            -------            -------
  Total loans ...............................            $39,055            $32,323            $ 2,515            $73,893
                                                         =======            =======            =======            =======

LOAN POLICY

         All lending activities of Cornerstone are under the direct supervision and control of the Directors Loan Committee, which consists of the chairman, the chief executive officer, the executive vice president of lending and four outside directors. The loan committee enforces loan authorizations for each officer, decides on loans exceeding such limits, services all requests for officer credits to the extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending division. Cornerstone's established maximum loan volume to deposits is 85%. The loan portfolio consists primarily of real estate, commercial and installment loans. Commercial loans consist of either real estate loans or term loans. Maturity of term loans is normally limited to five to seven years. Conventional real estate loans may be made up to 90% of the appraised value or purchase cost of the real estate for no more than a thirty-year term. Installment loans are based on the earning capacity and vocational stability of the borrower.

    Management of Cornerstone periodically reviews the loan portfolio, particularly nonaccrual and renegotiated loans. The review may result in a determination that a loan should be placed on a nonaccrual status for income recognition. In addition, to the extent that management identifies potential losses in the loan portfolio, it reduces the book value of such loans, through charge-offs, to their estimated collectible value. Cornerstone's policy is to classify as nonaccrual any loan on which payment of principal or interest is 90 days or more past due except where there is adequate collateral to cover principal and accrued interest and the loan is in the process of collection. No concessions are granted and late fees are collected. In addition, a loan will be classified as nonaccrual if, in the opinion of the management, based upon a review of the borrower's or guarantor's financial condition, collateral value or other factors, payment is questionable, even though payments are not 90 days or more past due.

    When a loan is classified as nonaccrual, any unpaid interest is reversed against current income. Interest is included in income thereafter only to the extent received in cash. The loan remains in a nonaccrual classification until such time as the loan is brought current, when it may be returned to accrual classification. When principal or interest on a nonaccrual loan is brought current, if in management's opinion future payments are questionable, the loan would remain classified as nonaccrual. After a nonaccrual or renegotiated loan is charged off, any subsequent payments of either interest or principal are applied first to any remaining balance outstanding, then to recoveries and lastly to income.

    The large number of consumer installment loans and the relatively small dollar amount of each makes an individual review impracticable. It is Cornerstone's policy to charge off any consumer installment loan which is past due 90 days or more.

    In addition, mortgage loans secured by real estate are placed on nonaccrual status when the mortgagor is in bankruptcy, or foreclosure proceedings are instituted. Any accrued interest receivable remains in interest income as an obligation of the borrower.

    Cornerstone's underwriting guidelines are applied to three major categories of loans, commercial and industrial, real estate, which includes residential, construction and development and certain other real estate loans and consumer loans. Cornerstone requires its loan officers and loan committee to consider the borrower's character, the borrower's financial condition as reflected in current financial statements, the borrower's management capability, the borrower's industry and the economic environment in which the loan will be repaid. Before approving a loan, the loan officer or committee must determine that the borrower is basically honest and creditworthy, determine that the borrower is a capable manager, understand the specific purpose of the loan, understand the source and plan of repayment, determine that the purpose, plan and source of repayment as well as collateral are acceptable, reasonable and practical given the normal framework within which the borrower operates.

CREDIT RISK MANAGEMENT AND RESERVE FOR LOAN LOSSES

    Credit risk and exposure to loss are inherent parts of the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures that it believes reflect the risk sensitive nature of Cornerstone. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained.

    Management's objective in establishing lending and investment standards is to manage the risk of loss and provide for income generation through pricing policies. To effectuate this policy, Cornerstone makes commercial real estate and other loans with one year or less fixed maturity.

    The loan portfolio is regularly reviewed and management determines the amount of loans to be charged-off. In addition, such factors as Cornerstone's previous loan loss experience, prevailing and anticipated economic conditions, industry concentrations and the overall quality of the loan portfolio are considered. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require Cornerstone to recognize additions to the allowances based on their judgments about information available at the time of their examinations. In addition, any loan or portion thereof which is classified as a "loss" by regulatory examiners is charged-off.

    The reserve for loan losses is increased by provisions charged to operating expense. The reserve is reduced by charging off loans or portions of loans at the time they are deemed by management to be uncollectible and increased when loans previously charged off are recovered. The resulting reserve for loan losses is viewed by management as a single, unallocated reserve available for all loans and, in management's opinion, is adequate to provide for reasonably foreseeable potential loan losses. Rules and formulas relative to the adequacy of the reserve, although useful as guidelines to management, are not rigidly applied. The reserve for loan losses was $1.4 million at year end 1998, or 1.89% of loans outstanding. The following table presents data related to Cornerstone's reserve for loan losses for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997.


                             September 30,        December 31,
                             -------------   -------------------
(In thousands)                   1999          1998         1997
                                 ----          ----         ----
Beginning balance .......      $ 1,400       $   915       $ 201
Provision for loan losses          760           715         273
Bank combination ........           --            --         457
Net charge-offs .........       (1,175)         (230)        (17)
                               -------       -------       -----
  Ending balance ........      $   985       $ 1,400       $ 915
                               =======       =======       =====


         The following table sets forth information regarding loans which are past due 90 days or more and certain other information as of the dates indicated:


                                                                         September 30,            December 31,
                                                                         -------------        -------------------
(Dollars in thousands)                                                       1999             1998           1997
                                                                             ----             ----           ----
Nonaccrual loans .................................................           $ 919            $ 609       $   --

Loans past due 90 days or more to principal or interest payments .              15              114          144
Nonperforming loans as a percentage of net loans before
    allowance for loan losses ....................................            1.33%             1.0%        0.02%
Allowance for loan losses as a percentage of nonperforming
    loans.........................................................          108.84%          193.64%      635.42%


         At September 30, 1999 and 1998 and December 31, 1998 and 1997, the allowance for loan losses was allocated as follows:


                                             September 30,                                       December 31,
                                             -------------                                       ------------
(Dollars in thousands)               1999                      1998                      1998                    1997
                            ----------------------     ---------------------   -----------------------   ---------------------
                                     % of loans in             % of loans in             % of loans in           % of loans in
                                     each category             each category             each category           each category
                            Amount   to total loans    Amount  to total loans  Amount    to total loans  Amount  to total loans
                            ------   --------------    ------  --------------  ------    --------------  ------  --------------
Commercial.................    $ 169        17.18%     $ 182           19.12%   $   249          17.82%   $ 182         19.88%
Real estate mortgage.......      733        74.39%       660           69.46%       992          70.85%     637         69.65%
All other .................       83         8.44%       108           11.42%       159          11.34%      96         10.46%
                               -----       ------      -----          ------    -------         ------    -----        ------
   Total...................    $ 985       100.00%     $ 950          100.00%   $ 1,400         100.00%   $ 915        100.00%
                               =====       ======      =====          ======    =======         ======    =====        ======


         The allocation of the allowance is presented based in part on evaluations of past history and composition of the loan portfolio. Since these factors are subject to change, the current allocation of the allowance is not necessarily indicative of the breakdown of future losses.

CAPITAL RESOURCES/LIQUIDITY

         Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. Our liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, we devote resources to projecting on a monthly basis the amount of funds which will be required and maintain relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

         Although we have no formal liquidity policy, in the opinion of management, its liquidity levels are considered adequate. We are not subject to any specific liquidity requirements imposed by regulatory orders. Management believes its liquidity ratios meet or exceed regulatory guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information regarding the directors of Cornerstone.


                                                                         DIRECTOR          PRINCIPAL OCCUPATION FOR
            NAME                 AGE              POSITIONS                SINCE               PREVIOUS 5 YEARS
----------------------------- ---------  ---------------------------  -------------- ----------------------------------
Ramesh V. Amin                   53      Director                          1996      President, American Plastics, Inc.
Randy Brooks                     47      Director                          1996      President, R. K. Haskew &
                                                                                     Company, Inc.
B. Kenneth Driver                64      Director                          1996      President and Chief Operation
                                                                                     Officer, Fillauer, Inc.
Karl Fillauer                    52      Director                          1996      Chairman, Fillauer, Inc.
Gregory B. Jones                 47      Chief Executive Officer,          1996      Banker
                                         President, Director
Carolyn C. Johnson               56      Executive Vice                    1996      Banker
                                         President, Director
James H. Large                   56      Director                          1996      President, Key James Brick &
                                                                                     Supply Company, Inc.
Lawrence D. Levine               70      Director                          1996      President, Financial Management
                                                                                     Corp.
Russell W. Lloyd                 59      Director                          1996      President, MPL Construction Co.,
                                                                                     Inc.
Earl A. Marler, Jr.              63      Chairman of the Board             1996      Banker
Doyce G. Payne, M.D.             49      Director                          1996      Physician
Turner Smith                     59      Director                          1996      Director, Southeast Energy
                                                                                     Services, Inc.
Billy O. Wiggins                 57      Director                          1996      President, Checks, Inc.
Marsha Yessick                   52      Director                          1996      Owner, Yessick's Design Center


         No director of Cornerstone is related to any other director, except Messrs. Brooks and Fillauer who are brothers-in-law. No director of Cornerstone is a director or executive officer of another bank holding company, bank, savings and loan association, or credit union. The following is a brief description of the business experience of the executive officers of Cornerstone:

         GREGORY B. JONES, Chief Executive Officer and President, was employed at Pioneer Bancshares, Chattanooga, Tennessee as the Chief Financial Officer from 1994 to 1998. From 1978 to 1994 Mr. Jones served as the Comptroller of the Pioneer Bank, the banking subsidiary of Pioneer Bancshares. His duties consisted of primarily administrative responsibilities for the holding company and the 3 subsidiary banks and direct managerial responsibilities for 2 affiliate companies he created; Pioneer Securities and Center Finance. Prior to his employment with Pioneer, Mr. Jones worked at Compass Bank in Huntsville, Alabama as an accounting officer. He received his B.S. in Business Administration from the University of Alabama and his M.B.A. from The University of Tennessee at Chattanooga. He is a graduate of numerous banking schools and serves as an instructor for the Tennessee Bankers Association.

         NATHANIEL F. HUGHES, Executive Vice President and Chief Financial Officer, was employed at Pioneer Bancshares as the Chief Investment Officer from 1994 to 1998. His duties were primarily administrative and concentrated in asset liability management, portfolio management, budgeting and cash management. From 1983 to

1991 Mr. Hughes worked at SunTrust Bank as an investment officer. From 1980 to 1983 he served as a Platoon Commander in the United States Marine Corps.
He received his B.B.A. from the University of Kentucky and M.B.A. from Vanderbilt University. He holds a Certified Financial Analyst (CFA) designation. He currently serves as a Commander of an artillery battalion in the United States Marine Corps Reserve.

         JERRY D. LEE, Executive Vice President and Senior Loan Administrator, was employed from 1996 to 1999 with Northwest Georgia Bank as Senior Loan Officer and Manager of Investor Mortgage Lending. In that position, his primary responsibilities included management of credit underwriting, commercial and consumer production and oversight of Investor Mortgage Lending. From 1990 to 1996, Mr. Lee was employed by Amsouth Bank, where he managed various commercial and consumer lending departments. From 1983 to 1990, he was employed by SunTrust Bank, where he managed credit administration and had commercial loan production responsibilities. He received his B.S. in Finance from the University of Tennessee at Chattanooga.

DIRECTORS' COMPENSATION

         All directors receive $450 for attending each regular board meeting and non-employee directors receive $75 for each committee meeting.

EXECUTIVE COMPENSATION

         The following table sets forth the aggregate cash compensation paid by Cornerstone to the chairman of its board. No other executive officer of Cornerstone received cash compensation in excess of $100,000 (determined as of the end of 1998) for the years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG TERM
                                                               ANNUAL COMPENSATION              COMPENSATION
                                                               -------------------              ------------
                                                                                                 SECURITIES
                                                                                                 UNDERLYING
NAME AND POSITION                                 YEAR    SALARY ($)            BONUS ($)      OPTIONS/SARS(#)
-----------------                                 ----    ----------            ---------      ---------------

EARL A. MARLER, JR..............................  1998    $   74,000            $     --
CHAIRMAN OF THE BOARD                             1997        67,500               3,375
                                                  1996        65,000(1)               --          10,000(2)

(1)      Annualized rate.
(2) Option to purchase 10,000 shares of Cornerstone common stock awarded pursuant to the Cornerstone Statutory-Nonstatutory Stock Option Plan.

STOCK OPTION GRANTS

         As of September 30, 1999, non-qualified options to purchase 140,000 shares of the common stock of Cornerstone were issued and outstanding and had an exercise price of $10 per share. All of these options are held by the officers and directors of Cornerstone.

SECURITIES LAW LIMITATIONS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN BENEFIT PLANS AND AGREEMENTS

         401(k) Plan

         Cornerstone has a 401(k) plan covering employees meeting certain age requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, Cornerstone to make an employer matching contribution during any plan year. Employer contributions, which represent 25% of the first 6% of an employee's salary contributed to the plan, totaled $10,850 for 1998 and $7,491 for 1997.

         Cornerstone Statutory-Nonstatutory Stock Option Plan

         Cornerstone established the Statutory-Nonstatutory Stock Option Plan during 1996 as a long-term incentive for eligible employees and directors. The total number of shares that may be issued under the plan may not exceed 205,000. Of such shares, 55,000 may be incentive stock options and the remaining 150,000 shares of stock may be nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key Cornerstone employees and officers selected by the Plan Committee. Persons designated by the Committee who are eligible to receive non-qualified options need not be employees of Cornerstone and generally will be non-employee directors or advisory directors of Cornerstone. The options are issued at the market value of the bank's stock and are exercisable upon issuance. The term of each option is 10 years.

         As of December 31, 1999, non-qualified options had been issued for 140,000 shares of common stock, all having an exercise price of $10 per share and all issued to directors of Cornerstone. Incentive stock options for 21,500 shares of common stock had been issued to officers of Cornerstone as of that date.

EMPLOYMENT AGREEMENTS

         Cornerstone has entered into employment agreements with 3 members of senior management: Gregory B. Jones, Nathaniel F. Hughes, and Jerry D. Lee. The agreements are in effect for a period of three years and are due to expire in April 2002.

         Each agreement contains change of control provisions which require a potential successor to negotiate with the employee as a condition to acquisition. The final employment agreement between the successor entity and the employee must be for a period of at least two years with a similar compensation package. If the employee is terminated, he must receive all compensation due to him at that date plus two years' base salary. If such a termination payment is made to the employee, he will agree not to engage in any business or activity within the Chattanooga Standard Metropolitan Statistical Area which is directly or indirectly in competition with the potential successor.

                              CERTAIN TRANSACTIONS

         Cornerstone expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of Cornerstone and their affiliates, including members of their families, or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to Cornerstone.

                             PRINCIPAL SHAREHOLDERS

         As of December 31, 1999, Cornerstone's records indicated that the following number of shares were beneficially owned by (i) each person known by Cornerstone to beneficially own more than 5% of Cornerstone's shares; (ii) each director of Cornerstone and executive officer; and (iii) all directors and executive officers of Cornerstone as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.


                                                                           AMOUNT AND NATURE
                                                                             OF BENEFICIAL
                                                                               OWNERSHIP                 PERCENT
                      NAME OF BENEFICIAL OWNER                             (NUMBER OF SHARES)          OF CLASS(1)
                      ------------------------                             ------------------          -----------
Ramesh V. Amin (2) ..................................................            70,001                      5.4%
Randy Brooks (2).....................................................            29,746                      2.3
B. Kenneth Driver (2)(3) ............................................            25,186                      1.9
Karl Fillauer (2)(4).................................................            33,190                      2.5
Carolyn C. Johnson (2)(5)............................................            33,240                      0.5
Gregory B. Jones ....................................................             7,000                        *
James H. Large (2)(6)................................................            39,670                      3.0
Lawrence D. Levine (2)...............................................            17,500                      1.3
Russell W. Lloyd (2)(7)..............................................            33,290                      2.6
Earl A. Marler, Jr. (2)(8)...........................................            37,065                      2.8
Doyce G. Payne, M.D (2)(9) ..........................................            41,315                      3.2
Turner Smith (2).....................................................            30,000                      2.3
Billy O. Wiggins (2)(10).............................................            48,044                      3.7
Marsha Yessick (2)...................................................            26,000                      2.0
Directors and executive officers as a group (14 persons).............           508,947                     39.0%

-----------

*        Less than 1%
(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 1,166,629 shares issued and outstanding on December 31, 1999. Options to purchase 140,000 shares are exercisable or become exercisable within 60 days of December 31, 1999. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(2) Includes 10,000 shares issuable within the next 60 days upon the exercise of options issued pursuant to the Cornerstone Statutory-Nonstatutory Stock Option Plan.
(3)      Includes 15,186 shares held jointly with Mr. Driver's spouse.
(4)      Includes 23,190 shares held jointly with Mr. Fillauer's spouse.
(5)      Includes 23,240 shares held jointly with Ms. Johnson's spouse.
(6) Includes 4,300 shares held jointly with Mr. Large's spouse, 1,600 shares held by Mr. Large's spouse and 22,170 shares held by Key
         James Brick & Supply Trust PSP.
(7) Includes 20,000 shares held jointly with Mr. Lloyd's spouse and 100 shares held as custodian for grandchild.
(8)      Includes 27,065 shares held jointly with Mr. Marler's spouse.
(9) Includes 10,690 shares held jointly with Dr. Payne's spouse and 2,625 shares held as custodian for child.
(10) Includes 6,190 shares held jointly with Mr. Wiggins' spouse, 7,500 shares jointly held with Mr. Wiggins' spouse and mother and 3,000 shares held as custodian for child.

                          DESCRIPTION OF CAPITAL STOCK


GENERAL MATTERS

         Our authorized capital stock consists of 2,000,000 shares of common stock $1.00 par value per share, of which 1,166,329 shares are issued and outstanding as of September 30, 1999, and 2,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding. We have reserved 205,000 shares of common stock for issuance pursuant to director and executive officer stock options.

COMMON STOCK

         The holders of Cornerstone common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting is not allowed. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of Cornerstone, will be entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All outstanding shares of common stock are fully paid and nonassessable. Cornerstone Community Bank, Chattanooga, Tennessee, acts as the transfer agent and registrar for Cornerstone common stock.

         Holders of Cornerstone common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board from funds legally available whether in cash or stock; provided, however, that the declaration and payment of dividends by the Board shall be subject to the rules and regulations of the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation, which govern the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced. For more information on the declaration of dividends, please see "Dividend Policy."

PREFERRED STOCK

         Preferred stock may be issued by vote of the Board without shareholder approval, subject in all respects to approval by the Tennessee Department of Financial Institutions under the provisions of the Tennessee Code. The preferred stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion, or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the Board may determine in the exercise of its business judgment. The preferred stock may be issued by the Board for a variety of reasons. Cornerstone has no present plans to issue any of its preferred stock.

         The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of common stock, including the shares of common stock subject to this offering. The issuance of shares of the preferred stock could dilute the voting rights or ownership percentage of holders of the shares (or any other shares of common stock). The issuance of shares of the preferred stock might also serve to deter or block any attempt to obtain control of Cornerstone, or to facilitate any such attempt.

CONTROL-SHARE ACQUISITION PROVISIONS

         Cornerstone's Charter includes a control-share acquisition provision. Under this provision, acquirers of control blocks of stock are required to obtain disinterested shareholder approval or the affirmative vote of 75% of the Cornerstone Board in order to vote such shares. The Charter provides that no person shall make a control-share acquisition by directly or indirectly offering to acquire, or acquiring the beneficial ownership of more than 10% of any class of an equity security of Cornerstone. In the event a control-share acquisition is made in violation of the Charter, all stock beneficially owned by any person in excess of 10% shall be considered "excess stock" and shall not be counted as stock entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

         Any person who proposes to make or has made a control-share acquisition may at the person's election deliver an acquiring person statement to Cornerstone at Cornerstone's principal office. The acquiring person statement must set forth all of the following: (i) the identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares; (ii) a statement that the acquiring person statement is given pursuant to Article 11 of the Charter; (iii) the number of shares of Cornerstone owned, directly or indirectly, by the acquiring person and each other member of the group; (iv) the range of voting power under which the control-share acquisition falls or would, if consummated, fall; (v) if the control-share acquisition has not taken place: (a) a description in reasonable detail of the terms of the proposed control-share acquisition; and (b) representations of the acquiring person, together with a statement, in reasonable detail, of the facts upon which they are based, that the proposed control-share acquisition, if consummated, will not be contrary to law and that the acquiring person has the financial capacity to make the proposed control-share acquisition.

         If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay Cornerstone's expenses of an annual meeting, within 10 days thereafter, the directors of Cornerstone or others authorized to call such a meeting under Cornerstone's By-Laws shall call a special meeting of shareholders of Cornerstone for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control-share acquisition. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after receipt by Cornerstone of the request. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting must not be held sooner than 30 days after receipt by Cornerstone of the acquiring person statement. If no request is made, the voting rights to be accorded the shares acquired in the control-share acquisition shall be presented to the next special or annual meeting of the shareholders.

         If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by Cornerstone to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting. Notice of the special or annual shareholder meeting at which the voting rights are to be considered must include or be accompanied by both of the following: (a) a copy of the acquiring person statement delivered to Cornerstone pursuant to Article 11 of the Charter; (b) a statement by the Cornerstone Board, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed control-share acquisition.

         Control shares acquired in a control-share acquisition have voting rights as were accorded the shares before the control-share acquisition only to the extent granted by resolution approved by a majority of the shares other than the interested shares or by the affirmative vote of 75% of the Cornerstone Board, excluding any director who is proposing to make a control share acquisition or who is a member of a group making or proposing to make a control share acquisition.

         To be approved by the shareholders, the resolution must be approved by:
(a) each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series with the holders of the outstanding shares of a class or series being entitled to vote as a separate class; and (b) each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Cornerstone's Charter and By-Laws provide that it may indemnify, to the maximum extent permitted by law, a director, officer, employee or agent who is a party to any litigation or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Cornerstone. Such indemnification may include reasonable expenses incurred in connection with the action, suit or proceeding, civil or criminal, except as may be otherwise limited by law and provided that he has not been adjudged liable for negligence or misconduct. Such indemnification will be in accordance with the provisions of the Tennessee Banking Act and the Tennessee Business Corporation Act and applicable rules and regulations of all governmental authorities (including but not limited to the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions, and the Federal Reserve Board) as they may exist from time to time.

                              MARKET FOR THE SHARES

         Prior to this offering, there has been no public market for our common stock. It is not contemplated that a market will develop after this offering. We have no present intention to list the shares of common stock on any national securities exchange.

                                  LEGAL MATTERS

         The legality of the common stock offered hereby will be passed upon for Cornerstone by Baker, Donelson, Bearman & Caldwell, a professional corporation, Johnson City, Tennessee.

                                     EXPERTS

         The consolidated financial statements of Cornerstone Bancshares, Inc. and subsidiaries included herein have been so included in reliance on the report of Hazlett, Lewis & Bieter, PLLC, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a Registration Statement on Form S-1 (File No. 333-_____) regarding the common stock being offered by this prospectus. This prospectus does not contain all of the information presented in the registration statement. For further information about us and the common stock, reference is made to the registration statement and its exhibits. Descriptions in this prospectus of any contract or other document are not complete. for a more complete description, you should refer to the registration statement and the exhibits attached to the registration statement. Copies of the registration statement, including exhibits, may be examined without charge in the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the SEC's Regional Offices located at 500West Madison Street, Suite 1400, Chicago, IL, 60601, and Seven World Trade Center, 13th Floor, New York, NY 10048, or on the Internet at http://www.sec.gov. Information about the operation of the Public Reference Room may be obtained by calling the commission at 1800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees.

         We are subject to the information and reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the commission.

         We intend to furnish our shareholders with annual reports containing financial statements audited by our independent accountants and to make available to our shareholders quarterly reports for the first three quarters of each fiscal year containing unaudited interim information.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants on the Financial Statements................................. F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997 .................................................. F-3

Consolidated Statements of Income for the years ended December 31, 1998 and 1997............................... F-4

Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1998 and 1997...... F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997........................... F-6

Notes to Consolidated Financial Statements..................................................................... F-7


Consolidated Statements of Condition as of September 30, 1999 and December 31, 1998 (unaudited)................ F-25

Consolidated Statements of Income for the Three and Nine Months ended September 30, 1999 and 1998 (unaudited) ................................................................................. F-26

Consolidated Statement of Cash Flows for the Nine Months ended September 30, 1999 and 1998 (unaudited).................................................................................. F-27

Notes to Consolidated Financial Statements..................................................................... F-28

                                     [LOGO]
                                 HAZLETT, LEWIS
                                 & BIETER, PLLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                             AND BUSINESS ADVISORS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON THE FINANCIAL STATEMENTS

To the Stockholders and
  Board of Directors
Cornerstone Bancshares, Inc.
Chattanooga, Tennessee

     We have audited the accompanying consolidated balance sheets of Cornerstone Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
January 15, 1999

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                  1998          1997
                                                              ------------   -----------
                                         ASSETS
Cash and due from banks.....................................  $  4,268,967   $ 6,173,892
Federal funds sold..........................................     8,425,000     1,130,000
Securities available for sale...............................     9,280,116     7,544,579
Securities held to maturity.................................     9,077,465    10,779,662
Loans receivable, net of allowance for loan losses..........    72,492,549    60,411,312
Bank premises and equipment.................................     1,967,329     1,944,219
Accrued interest receivable.................................       638,441       584,446
Excess cost over fair value of net assets acquired..........     2,834,124     2,862,580
Other assets................................................     1,522,143     1,093,520
                                                              ------------   -----------
          Total assets......................................  $110,506,134   $92,524,210
                                                              ============   ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing demand deposits.......................  $ 14,151,526   $ 9,416,616
  Interest-bearing demand deposits..........................    12,998,223    12,865,529
  Savings deposits and money market accounts................    10,283,103     9,879,431
  Time deposits of $100,000 or more.........................    17,489,618    13,951,562
  Time deposits under $100,000..............................    43,089,138    35,736,667
                                                              ------------   -----------
          Total deposits....................................    98,011,608    81,849,805
Accrued interest payable....................................       270,634       325,551
Other liabilities...........................................       470,861       421,972
Notes payable...............................................     1,250,000       855,000
                                                              ------------   -----------
          Total liabilities.................................   100,003,103    83,452,328
                                                              ------------   -----------
Redeemable common stock.....................................       478,744       856,797
                                                              ------------   -----------
Stockholders' equity:
  Preferred stock -- no par value; 2,000,000 shares
     authorized; no shares issued...........................            --            --
  Common stock -- $1.00 par value; 2,000,000 shares
     authorized; 1,009,461 and 874,954 shares issued and
     outstanding in 1998 and 1997, respectively.............     1,009,461       874,954
  Additional paid-in capital................................     9,017,430     7,587,441
  Retained earnings (deficit)...............................       (41,695)     (290,027)
  Accumulated other comprehensive income....................        39,091        42,717
                                                              ------------   -----------
          Total stockholders' equity........................    10,024,287     8,215,085
                                                              ------------   -----------
          Total liabilities and stockholders' equity........  $110,506,134   $92,524,210
                                                              ============   ===========

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                 1998         1997
                                                              ----------   ----------
Interest income:
  Loans.....................................................  $6,739,054   $3,408,638
  Securities:
     U.S. Treasury..........................................     218,590       24,247
     U.S. government agencies...............................     474,718      232,746
     Other..................................................     603,305      493,831
  Income on federal funds sold and deposits in bank.........     176,299      135,476
                                                              ----------   ----------
          Total interest income.............................   8,211,966    4,294,938
                                                              ----------   ----------
Interest expense:
  Interest on time deposits of $100,000 or more.............     988,663      589,085
  Interest on other deposits................................   3,152,473    1,552,016
  Interest on federal funds purchased.......................       8,518          318
  Other.....................................................      81,736       12,038
                                                              ----------   ----------
          Total interest expense............................   4,231,390    2,153,457
                                                              ----------   ----------
          Net interest income before provision for loan
             losses.........................................   3,980,576    2,141,481
Provision for loan losses...................................     715,343      273,277
                                                              ----------   ----------
          Net interest income after provision for loan
             losses.........................................   3,265,233    1,868,204
                                                              ----------   ----------
Noninterest income:
  Service charges...........................................     467,718      197,414
  Other noninterest income..................................     108,304       24,957
  Net gains from sale of loans..............................     110,218           --
                                                              ----------   ----------
          Total noninterest income..........................     686,240      222,371
                                                              ----------   ----------
Noninterest expenses:
  Salaries and employee benefits............................   1,669,883      928,270
  Net occupancy and equipment expense.......................     224,717      108,614
  Other operating expenses..................................   1,656,585      685,257
                                                              ----------   ----------
          Total noninterest expenses........................   3,551,185    1,722,141
                                                              ----------   ----------
          Income before income tax expense..................     400,288      368,434
Income tax expense..........................................     151,956      144,334
                                                              ----------   ----------
          Net income........................................  $  248,332   $  224,100
                                                              ==========   ==========
Earnings per share:
  Primary...................................................  $      .25   $      .35
                                                              ==========   ==========
  Fully diluted.............................................  $      .24   $      .33
                                                              ==========   ==========

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                                        ACCUMULATED
                                                   TOTAL                    ADDITIONAL    RETAINED         OTHER
                               COMPREHENSIVE   STOCKHOLDERS'     COMMON      PAID-IN      EARNINGS     COMPREHENSIVE
                                  INCOME          EQUITY         STOCK       CAPITAL      (DEFICIT)       INCOME
                               -------------   -------------   ----------   ----------   -----------   -------------
BALANCE, December 31, 1996...                   $ 3,047,276    $1,100,200   $   34,500   $ 1,903,145     $  9,431
Bank combination.............                     4,232,940      (356,934)   6,961,166    (2,417,272)      45,980
Issuance of common stock.....                     1,580,260       131,688    1,448,572            --           --
Redeemable common stock......                      (856,797)           --     (856,797)           --           --
Comprehensive income:
  Net income.................    $224,100           224,100            --           --       224,100           --
  Other comprehensive income,
    net of tax:
    Unrealized holding gains
      (losses) on securities
      available for sale, net
      of reclassification
      adjustment.............     (12,694)          (12,694)           --           --            --      (12,694)
                                 --------       -----------    ----------   ----------   -----------     --------
         Total comprehensive
           income............    $211,406
                                 ========
BALANCE, December 31, 1997...                     8,215,085       874,954    7,587,441      (290,027)      42,717
Redemption of common stock...                      (350,107)      (27,897)    (322,210)           --           --
Issuance of common stock.....                     1,964,187       162,404    1,801,783            --           --
Redeemable common stock......                       (49,584)           --      (49,584)           --           --
Comprehensive income:
  Net income.................    $248,332           248,332            --           --       248,332           --
  Other comprehensive income,
    net of tax:
    Unrealized holding gains
      (losses) on securities
      available for sale, net
      of reclassification
      adjustment.............      (3,626)           (3,626)           --           --            --       (3,626)
                                 --------       -----------    ----------   ----------   -----------     --------
         Total comprehensive
           income............    $244,706
                                 ========
BALANCE, December 31, 1998...                   $10,024,287    $1,009,461   $9,017,430   $   (41,695)    $ 39,091
                                                ===========    ==========   ==========   ===========     ========

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------   ------------
Cash flows from operating activities:
  Net income................................................  $    248,332   $    224,100
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation and amortization..........................       421,406        108,251
     Provision for loan losses..............................       715,343        273,277
     Gains on sales of loans................................      (110,218)            --
     Deferred income taxes..................................      (248,610)       (38,314)
     Proceeds from sales of loans held for sale.............     6,969,087             --
     Originations of loans held for sale....................    (6,858,869)            --
     Changes in other operating assets and liabilities:
       Accrued interest receivable..........................       (53,995)      (162,195)
       Accrued interest payable.............................       (54,917)       125,432
       Other assets and liabilities.........................      (144,068)      (371,283)
                                                              ------------   ------------
          Net cash provided by operating activities.........       883,491        159,268
                                                              ------------   ------------
Cash flows from investing activities:
  Proceeds from security transactions:
     Securities available for sale..........................     6,318,245      2,667,213
     Securities held to maturity............................     8,736,045      4,175,386
  Purchase of securities available for sale.................    (8,139,733)    (6,347,646)
  Purchase of securities held to maturity...................    (7,101,585)            --
  Net increase in loans.....................................   (12,796,580)   (20,136,327)
  Purchase of bank premises and equipment...................      (223,054)      (332,638)
  Payments related to bank combination......................      (457,637)    (4,714,631)
  Cash and cash equivalents acquired in bank combination....            --      5,050,906
                                                              ------------   ------------
          Net cash used in investing activities.............   (13,664,299)   (19,637,737)
                                                              ------------   ------------
Cash flows from financing activities:
  Net increase in deposits..................................    16,161,803     19,889,783
  Proceeds from borrowings on debt..........................       395,000        500,000
  Redemption of common stock................................      (350,107)            --
  Issuance of common stock..................................     1,964,187      1,580,260
                                                              ------------   ------------
          Net cash provided by financing activities.........    18,170,883     21,970,043
                                                              ------------   ------------
Net increase in cash and cash equivalents...................     5,390,075      2,491,574
Cash and cash equivalents, beginning of year................     7,303,892      4,812,318
                                                              ------------   ------------
Cash and cash equivalents, end of year......................  $ 12,693,967   $  7,303,892
                                                              ============   ============
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest..................  $  4,215,080   $  2,028,025
  Cash paid during the period for taxes.....................  $    425,171   $    199,859
                                                              ============   ============

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Cornerstone Bancshares, Inc. and subsidiary (Company) conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and results of operations are summarized as follows:

NATURE OF OPERATIONS

     The Company is a bank-holding company which owns all of the outstanding common stock of Cornerstone Community Bank (the Bank). The Bank provides a variety of financial services through 5 locations in Chattanooga, Tennessee. The Bank's primary deposit products are demand deposits, savings accounts, and certificates of deposit. Its primary lending products are commercial loans, real estate loans, and installment loans.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

EXCESS COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

     The excess cost over fair value of net assets acquired represents the excess of the cost of the investment over the underlying net assets of the subsidiary bank at the date of acquisition. Certain amounts have been allocated to specific tangible assets in the accompanying financial statements. The excess cost over fair value of net assets acquired is being amortized over 25 years using the straight-line method.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for losses on loans. In connection with the determination of the allowance for losses on loans, management obtains independent appraisals for significant properties.

     While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans may change materially in the near term.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

SECURITIES HELD TO MATURITY

     Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

SECURITIES AVAILABLE FOR SALE

     Securities available for sale consist of bonds, notes, debentures and certain equity securities not classified as securities held to maturity. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific-identification method. Premiums and discounts are recognized in interest income over the period to maturity.

LOANS

     Loans are stated at unpaid principal balances less the allowance for loan losses.

     Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

     The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

BANK PREMISES AND EQUIPMENT

     Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line depreciation method and accelerated depreciation methods for both financial statement purposes and income tax purposes. Bank premises are depreciated over 30 years; and furniture, fixtures and equipment are depreciated over 5 to 12 years.

     Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs, maintenance, and minor renewals are charged to operating expense as incurred. When property is replaced or otherwise disposed of, the cost of such assets and the related

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY accumulated depreciation are removed from the accounts. The gain or loss, if any, is recorded in the statement of income.

DEFERRED INCOME TAXES

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

RECLASSIFICATIONS

     Certain amounts in the 1997 financial statements have been reclassified to conform with the 1998 presentation.

NOTE 2.  SECURITIES

     Securities have been classified in the balance sheet according to management's intent as either securities held to maturity or securities available for sale.

     The amortized cost and approximate market value of securities at December 31, 1998 and 1997, is as follows:

                                                                  1998
                                           ---------------------------------------------------
                                                           GROSS        GROSS
                                            AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                              COST         GAINS        LOSSES        VALUE
                                           -----------   ----------   ----------   -----------
Securities available for sale:
  U.S. government securities.............  $   400,000    $ 2,644      $     --    $   402,644
  Securities of U.S. government agencies
     and corporations....................    2,550,000      8,032            --      2,558,032
  Mortgage-backed securities.............    6,267,066     61,376        (9,002)     6,319,440
                                           -----------    -------      --------    -----------
                                           $ 9,217,066    $72,052      $ (9,002)   $ 9,280,116
                                           ===========    =======      ========    ===========
Securities held to maturity:
  U.S. government securities.............  $   352,082    $ 3,613      $     --    $   355,695
  Mortgage-backed securities.............    8,725,383     47,002       (25,394)     8,746,991
                                           -----------    -------      --------    -----------
                                           $ 9,077,465    $50,615      $(25,394)   $ 9,102,686
                                           ===========    =======      ========    ===========

                                                                  1997
                                           ---------------------------------------------------
                                                           GROSS        GROSS
                                            AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                              COST         GAINS        LOSSES        VALUE
                                           -----------   ----------   ----------   -----------
Securities available for sale:
  U.S. government securities.............  $ 1,447,896    $ 3,745      $   (250)   $ 1,451,391
  Securities of U.S. government agencies
     and corporations....................    1,815,419     11,840           (31)     1,827,228
  Mortgage-backed securities.............    4,212,366     53,924          (330)     4,265,960
                                           -----------    -------      --------    -----------
                                           $ 7,475,681    $69,509      $   (611)   $ 7,544,579
                                           ===========    =======      ========    ===========
Securities held to maturity:
  U.S. government securities.............  $ 3,173,685    $ 4,337      $ (3,719)   $ 3,174,303
  Mortgage-backed securities.............    7,605,977     64,843        (9,511)     7,661,309
                                           -----------    -------      --------    -----------
                                           $10,779,662    $69,180      $(13,230)   $10,835,612
                                           ===========    =======      ========    ===========

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

     The amortized cost and estimated market value of securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     SECURITIES AVAILABLE FOR SALE   SECURITIES HELD TO MATURITY
                                     -----------------------------   ---------------------------
                                       AMORTIZED         FAIR         AMORTIZED         FAIR
                                         COST            VALUE           COST          VALUE
                                     -------------   -------------   ------------   ------------
Due in one year or less............   $  474,732      $  479,123      $   76,307     $   76,201
Due from one year to five years....    2,883,700       2,896,431       2,346,492      2,377,466
Due from five years to ten years...      733,346         741,469         682,834        688,886
Due after ten years................    5,125,288       5,163,093       5,971,832      5,960,133
                                      ----------      ----------      ----------     ----------
                                      $9,217,066      $9,280,116      $9,077,465     $9,102,686
                                      ==========      ==========      ==========     ==========

     Proceeds from the sale of securities were $2,572,054 in 1997 which were sold at book value. There were no sales in 1998.

     Securities with a book value of approximately $5,116,000 and $5,697,000 at December 31, 1998 and 1997, respectively, were pledged to secure various deposits.

NOTE 3.  LOANS AND ALLOWANCE FOR LOAN LOSSES

     A summary of transactions in the allowance for loan losses for the years ended December 31, 1998 and 1997, is as follows:

                                                                1998        1997
                                                             ----------   --------
Balance, beginning of year.................................  $  915,005   $201,422
Provision charged to operating expense.....................     715,343    273,277
Bank combination...........................................          --    456,960
Loans charged off, net.....................................    (230,348)   (16,654)
                                                             ----------   --------
Balance, end of year.......................................  $1,400,000   $915,005
                                                             ==========   ========

          At December 31, 1998 and 1997, the Bank's loans consist of the following (in thousands):

                                                               1998      1997
                                                              -------   -------
Real estate loans...........................................  $52,351   $42,716
Commercial and industrial loans.............................   13,164    12,194
Loans to individuals for household, family, and other
  consumer expenditures.....................................    8,127     6,241
Other.......................................................      250       175
                                                              -------   -------
          Total loans.......................................   73,892    61,326
  Less -- Allowance for loan losses.........................   (1,400)     (915)
                                                              -------   -------
          Net loans.........................................  $72,492   $60,411
                                                              =======   =======

     The Bank's only significant concentration of credit at December 31, 1998, occurred in real estate loans which totaled approximately $52,351,000. While real estate loans accounted for 70 percent of total loans, these loans were primarily residential development and construction loans, residential mortgage loans, commercial loans secured by commercial properties, and consumer loans. Substantially all real estate loans are secured by properties located in Tennessee.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

     In the normal course of business, the Bank makes loans to directors and executive officers of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. Loans to directors, executive officers and principal shareholders were approximately $2,987,000 at December 31, 1998.

     At December 31, 1998 and 1997, loans that were specifically classified as impaired were insignificant in relation to the Bank's loan portfolio.

NOTE 4.  BANK PREMISES AND EQUIPMENT

     A summary of bank premises and equipment at December 31, 1998 and 1997, is as follows:

                                                             1998          1997
                                                          -----------   ----------
Land....................................................  $   463,278   $  463,278
Buildings and improvements..............................    1,091,255    1,017,986
Furniture, fixtures and equipment.......................    1,419,645    1,282,946
                                                          -----------   ----------
                                                            2,974,178    2,764,210
Accumulated depreciation................................   (1,006,849)    (819,991)
                                                          -----------   ----------
                                                          $ 1,967,329   $1,944,219
                                                          ===========   ==========

     The charge to operating expense for depreciation was $199,944 in 1998 and $108,251 in 1997.

     Certain bank facilities and equipment are leased under various operating leases. Rental expense was $89,657 in 1998 and $28,324 in 1997.

     Future minimum rental commitments under noncancelable leases are as follows:

1999........................................................  $ 70,241
2000........................................................    61,681
2001........................................................    61,425
2002........................................................    44,721
                                                              --------
          Total.............................................  $238,068
                                                              ========

NOTE 5.  TIME DEPOSITS

     At December 31, 1998, the scheduled maturities of time deposits are as follows:

1999.....................................................  $42,962,759
2000.....................................................    9,586,956
2001.....................................................    6,565,136
2002.....................................................      647,539
Thereafter...............................................      816,366
                                                           -----------
          Total..........................................  $60,578,756
                                                           ===========

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

NOTE 6.  INCOME TAXES

     Income tax expense in the statement of income for the years ended December 31, 1998 and 1997, consists of the following:

                                                               1998        1997
                                                             ---------   --------
Current tax expense........................................  $ 400,566   $182,648
Deferred income taxes related to:
  Provision for loan losses................................   (199,449)   (24,700)
  Net operating loss carryforward..........................    (11,121)    (8,000)
  Other....................................................    (38,040)    (5,614)
                                                             ---------   --------
     Income tax expense....................................  $ 151,956   $144,334
                                                             =========   ========

     The income tax benefit is different from the expected tax benefit computed by multiplying income before income tax benefit by the statutory federal income tax rates. The reasons for this difference are as follows:

                                                                1998       1997
                                                              --------   --------
Expected tax at statutory rates.............................  $136,097   $125,268
Increase (decrease) resulting from tax effect of:
  State income taxes, net of federal tax benefit............    16,013     14,737
  Other nondeductible expenses..............................      (154)     4,329
                                                              --------   --------
     Income tax expense.....................................  $151,956   $144,334
                                                              ========   ========

     The Bank had a net operating loss carryforward for tax purposes of approximately $29,000 at December 31, 1997, which was carried forward and used to offset taxable income in 1998.

     As of December 31, 1998, deferred tax assets recognized for deductible temporary differences totaled approximately $620,000 and deferred tax liabilities for taxable temporary differences totaled approximately $131,000.

NOTE 7.  NOTES PAYABLE

     Notes payable represent borrowings under a $1,000,000 revolving line of credit and a promissory note dated September 30, 1998, with First Tennessee Bank. Borrowings are collateralized by all of the outstanding stock of the Bank. Interest is payable annually based on First Tennessee Bank's base commercial rate, which was 7.75% at December 31, 1998. The line of credit agreement expires and the promissory note matures on January 30, 1999. The Company intends to renew the revolving line of credit at maturity and increase its borrowing amount by $250,000 in order to payoff the promissory note.

NOTE 8.  EMPLOYEE BENEFIT PLAN

     The Bank has a 401(k) employee benefit plan covering substantially all employees who have completed at least one year of service and met minimum age requirements. The amount of employer contribution is computed annually under a defined formula based primarily on the employees' salary. The maximum employer required contribution to the plan is 3 percent of the employees' annual salary. Any additional contribution to the plan is determined at the discretion of the Board of Directors. Total contributions to the plan were $10,850 in 1998 and $7,491 in 1997.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

NOTE 9.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include various commitments to extend credit and standby letters of credit. These instruments expose the Bank to varying degrees of credit and interest rate risk in excess of the amount recognized in the accompanying balance sheet. To manage this risk, the Bank uses the same management policies and procedures for financial instruments with off-balance-sheet risk as it does for financial instruments whose risk is reflected on the balance sheet.

     The credit risk of all financial instruments varies based on many factors, including the value of collateral held and other security arrangements. To mitigate credit risk, the Bank generally determines the need for specific covenant, guarantee, and collateral requirements on a case-by-case basis, depending on the customer's creditworthiness. The amount and type of collateral held to reduce credit risk vary, but may include real estate, machinery, equipment, inventory, and accounts receivable as well as cash on deposit, stocks, bonds, and other marketable securities that are generally held in the Bank's possession. This collateral is valued and inspected to ensure both its existence and adequacy. The Bank requests additional collateral when appropriate.

     At December 31, 1998, commitments under standby letters of credit and undisbursed loan commitments aggregated $5,167,000. The Bank's credit exposure for these financial instruments is represented by their contractual amounts. The Bank does not anticipate any material losses as a result of the commitments under standby letters of credit and undisbursed loan commitments.

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature; involve uncertainties and matters of judgment; and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

     For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

SECURITIES

     The fair value of securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

LOANS

     The fair value of loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates, adjusted for credit risk and servicing costs. The estimate of maturity is based on historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

DEPOSITS

     The fair value of deposits with no stated maturity, such as demand deposits, money market, and savings accounts, is equal to the amount payable on demand. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

NOTES PAYABLE

     The carrying amount of notes payable approximates their fair value.

     The carrying amount and estimated fair value of the Company's financial instruments at December 31, 1998, are as follows (in thousands):

                                                              CARRYING   ESTIMATED
                                                               AMOUNT    FAIR VALUE
                                                              --------   ----------
Assets:
  Cash and due from banks...................................  $ 4,269     $ 4,269
  Federal funds sold........................................    8,425       8,425
  Securities................................................   18,357      18,383
  Net loans.................................................   72,492      72,480
Liabilities:
  Noninterest-bearing demand deposits.......................   14,152      14,152
  Interest-bearing demand deposits..........................   12,998      12,998
  Savings deposits and money market accounts................   10,283      10,283
  Time deposits.............................................   60,579      60,606
  Notes payable.............................................    1,250       1,250

NOTE 11.  CONTINGENCIES

     The Bank is involved in certain claims arising from normal business activities. Management believes that those claims are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Bank's financial position.

     The Company is engaged in a comprehensive project to ready the Bank's computer software and hardware systems for year 2000 compliance. Based on current estimates, spending to upgrade or replace the Company's software of hardware systems related to year 2000 compliance is not expected to be a material amount through 1999. Although it is not possible to quantify the effects year 2000 compliance issues will have on customers or operations, the Company does not anticipate related material adverse effects on its financial position, liquidity or results of operations.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

NOTE 12.  LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary source of funds with which to pay principal and interest on its indebtedness is the receipt of dividends from its subsidiary bank. Banking regulators limit the amount of dividends that the Bank may pay without prior approval of the Bank's regulatory agency. As discussed in Note 14, the Bank cannot pay dividends until March 1999 and then must receive specific regulatory approval for any dividend payments.

NOTE 13.  STOCK OPTIONS AND WARRANTS

     The Company has a stock option plan under which members of the Board of Directors have been granted options to purchase a total of 150,000 shares of the Bank's common stock. The option price was $10.00 per share which was the estimated fair value of the stock at the June 30, 1996, grant date. The options expire ten years from the date of grant and were fully vested at the grant date. No options have been exercised since the original grant date. At December 31, 1998, the remaining contractual life of outstanding options was 7.5 years.

     The Company also has a stock option plan under which officers and employees can be granted options to purchase shares of the Company's common stock. There have been no shares allocated under this plan.

     A stock warrant was issued with each of the 590,130 original shares of the Company's common stock which entitles each stockholder to purchase an additional share of the Company's common stock at a specified price. At December 31, 1998 and 1997, warrants for the purchase of 323,935 and 458,442 shares, respectively, were outstanding. The exercise price is $12.00 per share until February 1999 and $15.00 per share thereafter. If not exercised, such warrants will expire five years after issuance. In connection with the acquisition of the Bank of East Ridge 134,507 and 131,688 warrants were exercised in 1998 and 1997, respectively.

NOTE 14.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the Tennessee Department of Financial Institutions and the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's prompt corrective action category for bank capital.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

     The Bank's actual capital amounts and ratios are also presented in the table. Dollar amounts are presented in thousands.

                                                                        FOR CAPITAL
                                                      ACTUAL         ADEQUACY PURPOSES
                                                  --------------    -------------------
                                                  AMOUNT   RATIO     AMOUNT     RATIO
                                                  ------   -----    --------   --------
As of December 31, 1998:
  Total capital (to risk-weighted assets).......  $9,808   12.8%     $6,136      8.0%
  Tier I capital (to risk-weighted assets)......   8,844   11.5       3,068      4.0
  Tier I capital (to average assets)............   8,844    8.4       8,407      8.0
As of December 31, 1997:
  Total capital (to risk-weighted assets).......  $7,637   11.4%     $5,358      8.0%
  Tier I capital (to risk-weighted assets)......   6,721   10.0       2,679      4.0
  Tier I capital (to average assets)............   6,721    8.1       6,533      8.0

     As a condition of the bank combination described in Note 16, the Bank must meet certain financial conditions as follows:

     - The Bank cannot pay dividends through February 1999.

     - The Bank must maintain a Tier I capital to assets ratio of no less than 8% through December 31, 1999.

     - The Bank must maintain a minimum allowance for loan losses ratio of 1.25% through February 1999.

     The Bank was in compliance with all of these financial conditions at December 31, 1998.

     The Bank is operating under a Memorandum of Understanding (Memorandum) dated November 24, 1998, between the Board of Directors, the Tennessee Department of Financial Institutions, and the Federal Deposit Insurance Corporation. Among other things, the Memorandum provides the following:

     - The Board of Directors shall develop a written management plan that addresses the Bank's plans for size, structure, growth, earnings, services, information systems, personnel, accounting, financial reporting and operating matters.

     - The Bank shall maintain a Tier I capital ratio of equal to or greater than 8%.

     - The Bank shall not pay dividends without the prior approval of the FDIC.

     - The Bank shall report its progress on the actions required by the Memorandum to the FDIC on specific dates.

     At December 31, 1998, the Bank had reported to the FDIC that it was in compliance with all provisions of the Memorandum.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

NOTE 15.  OTHER COMPREHENSIVE INCOME

     Other comprehensive income consists of unrealized holding gains and losses on securities available for sale. A summary of other comprehensive income and the related tax effects for the years ended December 31, 1998 and 1997, is as follows:

                                                                      TAX
                                                      BEFORE-TAX   (EXPENSE)   NET-OF-TAX
                                                        AMOUNT      BENEFIT      AMOUNT
                                                      ----------   ---------   ----------
Year ended December 31, 1998:
  Unrealized holding gains and losses arising during
     the period.....................................   $ (5,848)    $2,222      $ (3,626)
  Less reclassification adjustment for gains
     realized in net income.........................         --         --            --
                                                       --------     ------      --------
                                                       $ (5,848)    $2,222      $ (3,626)
                                                       ========     ======      ========
Year ended December 31, 1997:
  Unrealized holding gains and losses arising during
     the period.....................................   $(20,474)    $7,780      $(12,694)
  Less reclassification adjustment for gains
     realized in net income.........................         --         --            --
                                                       --------     ------      --------
                                                       $(20,474)    $7,780      $(12,694)
                                                       ========     ======      ========

NOTE 16.  BANK COMBINATION

     On October 15, 1997, the Company completed a combination of the Bank of East Ridge (East Ridge) with Cornerstone Community Bank (Cornerstone). The surviving bank operates as Cornerstone Community Bank. All of East Ridge's outstanding common stock owned by the Company was redeemed in the combination and all of the Company's outstanding common stock of record on October 15, 1997, was retired with stockholders of that date receiving cash and/or newly issued shares of common stock of the Company. The combination resulted in a change in control of ownership and management of the Company as the officers and directors of Cornerstone Community Bank replaced all of the officers and directors of the Company. The Company changed its name from East Ridge Bancshares, Inc. to Cornerstone Bancshares, Inc. concurrent with the combination.

     The purchase price totaled $6,125,000 comprised of $4,287,368 cash and 153,136 shares of newly issued common stock. The purchase price exceeded the fair value of net assets acquired by approximately $2,800,000, which is being amortized on the straight-line basis over 25 years. The combination has been accounted for as a purchase accounting transaction and, accordingly, the operating results of East Ridge are included in the accompanying financial statements from the date of combination.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

     The following unaudited pro forma consolidated results of operations for the year ended December 31, 1997, assumes the Cornerstone and East Ridge combination occurred as of January 1, 1997 (in thousands):

Interest income.............................................  $7,012
Interest expense............................................   3,387
                                                              ------
          Net interest income...............................   3,625
Provision for loan losses...................................     463
                                                              ------
          Net interest income after provision for loan
             losses.........................................   3,162
Non-interest income.........................................     579
Non-interest expense........................................   3,375
                                                              ------
Income before income taxes..................................     366
Income taxes................................................      97
                                                              ------
          Net income........................................  $  269
                                                              ======

NOTE 17.  EARNINGS PER SHARE

     Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding. Fully diluted earnings per share are computed based on the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options and stock warrants, all of which are considered to be common stock equivalents.

                                                                1998       1997
                                                              ---------   -------
Primary:
  Weighted average number of shares actually outstanding....    987,043   649,468
                                                              =========   =======
Fully diluted:
  Computed above for primary earnings per share.............    987,043   649,468
  Stock options.............................................     30,000    28,000
  Stock warrants............................................         --        --
                                                              ---------   -------
                                                              1,017,043   677,468
                                                              =========   =======

NOTE 18.  REDEEMABLE COMMON STOCK

     At December 31, 1998 and 1997, the Company was obligated to redeem certain shares of common stock issued in connection with the bank combination described in Note 16. Such obligation includes the right of a certain shareholder to sell certain shares of common stock to the Company over a three-year period at $12.55, $14.00, and $16.00 per share in years 1998, 1999, and 2000, respectively. The Company has the option to redeem such shares during the same period at the same prices. At December 31, 1997, the Company also had a remaining balance due former East Ridge Bancshares, Inc.'s shareholders totaling $77,529.

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

NOTE 19.  CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

     Condensed financial statements of Cornerstone Bancshares, Inc. are summarized as follows:

                            CONDENSED BALANCE SHEETS

                                                                 1998          1997
                                                              -----------   -----------
                                        ASSETS
Cash........................................................  $     2,934   $   939,493
Securities held to maturity.................................           --        39,338
Loans receivable, net of allowance for loan losses..........           --       125,523
Excess cost over fair value of net assets acquired..........    2,834,124     2,862,580
Other assets................................................       51,376            --
Investment in subsidiary....................................    8,883,624     6,764,184
                                                              -----------   -----------
          Total assets......................................  $11,772,058   $10,731,118
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accrued interest payable..................................  $    19,027   $        --
  Other liabilities.........................................           --       804,236
  Notes payable.............................................    1,250,000       855,000
                                                              -----------   -----------
          Total liabilities.................................    1,269,027     1,659,236
                                                              -----------   -----------
Redeemable common stock.....................................      478,744       856,797
                                                              -----------   -----------
Stockholders' equity:
  Preferred stock; no par value; 2,000,000 shares
     authorized; no shares issued...........................           --            --
  Common stock, $1.00 par value; 2,000,000 shares
     authorized; 1,009,461 and 874,954 shares issued and
     outstanding in 1998 and 1997, respectively.............    1,009,461       874,954
  Additional paid-in capital................................    9,017,430     7,587,441
  Retained earnings (deficit)...............................      (41,695)     (290,027)
  Accumulated other comprehensive income....................       39,091        42,717
                                                              -----------   -----------
          Total stockholders' equity........................   10,024,287     8,215,085
                                                              -----------   -----------
          Total liabilities and stockholders' equity........  $11,772,058   $10,731,118
                                                              ===========   ===========

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                             1998         1997
                                                           ---------   -----------
Income:
  Net loss from sale of assets...........................  $(112,155)  $  (103,394)
  Equity in subsidiary's earnings........................    547,672       358,410
                                                           ---------   -----------
          Total income...................................    435,517       255,016
                                                           ---------   -----------
Expenses:
  Interest expense.......................................    122,567        12,038
  Other operating expenses...............................    111,194        18,878
                                                           ---------   -----------
          Total expenses.................................    233,761        30,916
                                                           ---------   -----------
          Income before income tax benefit...............    201,756       224,100
Income tax expense (benefit).............................    (46,576)           --
                                                           ---------   -----------
Net income...............................................    248,332       224,100
Retained earnings (deficit), beginning of year...........   (290,027)    1,903,145
  Bank combination.......................................         --    (2,417,272)
                                                           ---------   -----------
Retained earnings (deficit), end of year.................  $ (41,695)  $  (290,027)
                                                           =========   ===========

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                            1998          1997
                                                         -----------   -----------
Cash flows from operating activities:
  Net income...........................................  $   248,332   $   224,100
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Amortization......................................      111,170            --
     Equity in earnings of subsidiary..................     (547,672)     (358,410)
     Changes in other operating assets and liabilities:
       Increase in accrued interest payable............       19,027            --
       Increase (decrease) in other assets and
          liabilities..................................     (743,465)      634,666
                                                         -----------   -----------
          Net cash provided by (used in) operating
             activities................................     (912,608)      500,356
                                                         -----------   -----------
Cash flows from investing activities:
  Additional capitalization of subsidiary..............   (1,575,394)   (2,080,260)
  Payments related to bank combination.................     (457,637)   (4,714,631)
  Cash and cash equivalents acquired in bank
     combination.......................................           --     5,050,906
                                                         -----------   -----------
          Net cash used in investing activities........   (2,033,031)   (1,743,985)
                                                         -----------   -----------
Cash flows from financing activities:
  Proceeds from borrowings on line of credit...........      145,000       500,000
  Proceeds from notes payable..........................      250,000            --
  Redemption of common stock...........................     (350,107)           --
  Issuance of common stock.............................    1,964,187     1,580,260
                                                         -----------   -----------
          Net cash provided by financing activities....    2,009,080     2,080,260
                                                         -----------   -----------
Net increase in cash and cash equivalents..............     (936,559)      836,631
Cash and cash equivalents, beginning of year...........      939,493       102,862
                                                         -----------   -----------
Cash and cash equivalents, end of year.................  $     2,934   $   939,493
                                                         ===========   ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest.............  $   103,540   $    15,353
  Cash paid during the period for taxes................  $   425,171   $   199,859
                                                         ===========   ===========

                                     [LOGO]
                                 HAZLETT, LEWIS
                                 & BIETER, PLLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                             AND BUSINESS ADVISORS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON ACCOMPANYING INFORMATION

To the Stockholders and
  Board of Directors
Cornerstone Bancshares, Inc.
Chattanooga, Tennessee

     Our report on our audits of the basic financial statements of Cornerstone Bancshares, Inc. and subsidiary for 1998 and 1997 appears on page F-1. Those audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information shown on pages F-23 and F-24 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

                                          /s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
January 15, 1999

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1998

                                                       CORNERSTONE
                                        CORNERSTONE    BANCSHARES,
                                            BANK          INC.       ELIMINATIONS   CONSOLIDATED
                                        ------------   -----------   ------------   ------------
                                             ASSETS
Cash and due from banks...............  $  4,268,967   $     2,934    $    2,934    $  4,268,967
Federal funds sold....................     8,425,000            --            --       8,425,000
Securities available for sale.........     9,280,116            --            --       9,280,116
Securities held to maturity...........     9,077,465            --            --       9,077,465
Loans receivable, net of allowance for
  loan losses.........................    72,492,549            --            --      72,492,549
Bank premises and equipment...........     1,967,329            --            --       1,967,329
Accrued interest receivable...........       638,441            --            --         638,441
Excess cost over fair value of net
  assets acquired.....................            --     2,834,124            --       2,834,124
Other assets..........................     1,470,767        51,376            --       1,522,143
Investment in subsidiary..............            --     8,883,624     8,883,624              --
                                        ------------   -----------    ----------    ------------
          Total assets................  $107,620,634   $11,772,058    $8,886,558    $110,506,134
                                        ============   ===========    ==========    ============
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing demand
     deposits.........................  $ 14,154,460   $        --    $    2,934    $ 14,151,526
  Interest-bearing demand deposits....    12,998,223            --            --      12,998,223
  Savings deposits and money market
     accounts.........................    10,283,103            --            --      10,283,103
  Time deposits of $100,000 or more...    17,489,618            --            --      17,489,618
  Time deposits under $100,000........    43,089,138            --            --      43,089,138
                                        ------------   -----------    ----------    ------------
          Total deposits..............    98,014,542            --         2,934      98,011,608
Accrued interest payable..............       251,607        19,027            --         270,634
Other liabilities.....................       470,861            --            --         470,861
Notes payable.........................            --     1,250,000            --       1,250,000
                                        ------------   -----------    ----------    ------------
          Total liabilities...........    98,737,010     1,269,027         2,934     100,003,103
                                        ------------   -----------    ----------    ------------
Redeemable common stock...............            --       478,744            --         478,744
                                        ------------   -----------    ----------    ------------
Stockholders' equity:
  Preferred stock.....................            --            --            --              --
  Common stock........................       590,130     1,009,461       590,130       1,009,461
  Additional paid-in capital..........            --     9,017,430            --       9,017,430
  Surplus.............................     7,862,448            --     7,862,448              --
  Retained earnings (deficit).........       391,955       (41,695)      391,955         (41,695)
  Accumulated other comprehensive
     income...........................        39,091        39,091        39,091          39,091
                                        ------------   -----------    ----------    ------------
          Total stockholders'
             equity...................     8,883,624    10,024,287     8,883,624      10,024,287
                                        ------------   -----------    ----------    ------------
          Total liabilities and
             stockholders' equity.....  $107,620,634   $11,772,058    $8,886,558    $110,506,134
                                        ============   ===========    ==========    ============

                  CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998

                                               CORNERSTONE   CORNERSTONE
                                                COMMUNITY    BANCSHARES,
                                                  BANK          INC.       ELIMINATIONS   CONSOLIDATED
                                               -----------   -----------   ------------   ------------
Interest income:
  Loans......................................  $6,779,885     $      --      $ 40,831      $6,739,054
  Securities:
     U.S. Treasury...........................     218,590            --            --         218,590
     U.S. government agencies................     474,718            --            --         474,718
     Other...................................     603,305            --            --         603,305
  Income on federal funds sold and deposits
     in bank.................................     176,299            --            --         176,299
                                               ----------     ---------      --------      ----------
          Total interest income..............   8,252,797            --        40,831       8,211,966
                                               ----------     ---------      --------      ----------
Interest expense:
  Interest on time deposits of $100,000 or
     more....................................     988,663            --            --         988,663
  Interest on other deposits.................   3,152,473            --            --       3,152,473
  Interest on federal funds purchased........       8,518            --            --           8,518
  Other......................................          --       122,567       (40,831)         81,736
                                               ----------     ---------      --------      ----------
          Total interest expense.............   4,149,654       122,567       (40,831)      4,231,390
                                               ----------     ---------      --------      ----------
          Net interest income (expense)
             before provision for loan
             losses..........................   4,103,143      (122,567)           --       3,980,576
Provision for loan losses....................     715,343            --            --         715,343
                                               ----------     ---------      --------      ----------
          Net interest income (expense) after
             provision for loan losses.......   3,387,800      (122,567)           --       3,265,233
                                               ----------     ---------      --------      ----------
Noninterest income:
  Service charges............................     467,718            --            --         467,718
  Other noninterest income...................     108,304            --            --         108,304
  Net gains (losses) from sale of loans......     222,373      (112,155)           --         110,218
  Equity in subsidiary's earnings............          --       547,672       547,672              --
                                               ----------     ---------      --------      ----------
          Total noninterest income...........     798,395       435,517       547,672         686,240
                                               ----------     ---------      --------      ----------
Noninterest expenses:
  Salaries and employee benefits.............   1,669,883            --            --       1,669,883
  Net occupancy and equipment expense........     224,717            --            --         224,717
  Other operating expenses...................   1,545,391       111,194            --       1,656,585
                                               ----------     ---------      --------      ----------
          Total noninterest expenses.........   3,439,991       111,194            --       3,551,185
                                               ----------     ---------      --------      ----------
          Income before income tax benefit...     746,204       201,756       547,672         400,288
Income tax expense (benefit).................     198,532       (46,576)           --         151,956
                                               ----------     ---------      --------      ----------
          Net income.........................  $  547,672     $ 248,332      $547,672      $  248,332
                                               ==========     =========      ========      ==========

                          CORNERSTONE BANCSHARES, INC.

                      Consolidated Statements of Condition
                 As of September 30, 1999 and December 31, 1998



                                                                                       Unaudited
                                    ASSETS                                            September 30,        December 31,
                                                                                          1999                1998
                                                                                      -------------       -------------

Cash and due from banks ........................................................      $   4,171,067       $   4,268,967
Federal funds sold .............................................................          2,000,000           8,425,000
Investment securities available for sale .......................................         13,722,139           9,280,116
Investment securities held to maturity .........................................          6,128,973           9,077,465
Loans, less allowance for loan loss ............................................         69,287,556          72,492,549
Premises and equipment, net ....................................................          2,057,900           1,967,329
Accrued interest receivable ....................................................            653,862             638,441
Excess cost over fair value of assets acquired .................................          2,750,747           2,834,124
Other assets ...................................................................          1,893,773           1,522,143
                                                                                      -------------       -------------
   Total assets ................................................................      $ 102,666,018       $ 110,506,134
                                                                                      =============       =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Noninterest bearing .........................................................      $  10,886,803       $  14,151,526
   NOW accounts ................................................................         15,282,557          12,998,223
   Savings deposits and money market accounts ..................................         10,488,031          10,283,103
   Time deposits of $100,000 or more ...........................................         15,860,872          17,489,618
   Time deposits of less than $100,000 .........................................         36,726,204          43,089,138
                                                                                      -------------       -------------
          Total deposits .......................................................         89,244,467          98,011,608
Other borrowings ...............................................................          1,044,188                  --
Accrued interest payable .......................................................            175,469             270,634
Other liabilities ..............................................................            331,655             470,861
Note payable ...................................................................                 --           1,250,000
                                                                                      -------------       -------------
   Total liabilities ...........................................................         90,795,779         100,003,103

Redeemable common stock ........................................................            237,504             478,744

Stockholders' equity:
 Common stock ..................................................................          1,166,329           1,009,461
 Additional paid-in capital ....................................................         11,124,634           9,017,430
 Undivided profits (deficit) ...................................................           (559,890)            (41,695)
 Net unrealized gain on securities available for sale ..........................            (98,338)             39,091
                                                                                      -------------       -------------
   Total stockholders' equity ..................................................         11,870,239          10,503,031
                                                                                      -------------       -------------
     Total liabilities and stockholders' equity ................................      $ 102,666,018       $ 110,506,134
                                                                                      =============       =============

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                          CORNERSTONE BANCSHARES, INC.

                       Consolidated Statements of Income
        For The Three and Nine Months Ended September 30, 1999 and 1998


                                                                           Unaudited                       Unaudited
                                                                       Three months ended              Nine months ended
                                                                           September 30,                  September 30,
                                                                   ---------------------------     ---------------------------
                                                                       1999            1998            1999            1998
                                                                       ----            ----            ----            ----

Interest income:
     Interest and fees on loans ...............................    $ 1,626,935     $ 1,750,144     $ 4,689,687     $ 4,825,427
     Interest on investment securities: .......................        305,513         341,449         833,699       1,007,399
     Interest on federal funds sold ...........................         36,293          17,485         161,394         154,565
                                                                   -----------     -----------     -----------     -----------
               Total interest income ..........................      1,968,741       2,109,078       5,684,780       5,987,391

Interest expense:
     Interest bearing demand accounts .........................         55,565          61,759         172,369         195,353
     Money market accounts ....................................         56,988          85,416         156,095         216,519
     Savings accounts .........................................         27,466          25,827          81,352          77,350
     Time deposits of less than $100,000 ......................        515,312         628,126       1,592,998       1,892,671
     Time deposits of $100,000 or more ........................        202,828         272,926         659,737         730,292
     Federal funds purchased ..................................            300           6,336           1,032           6,906
     Securities sold under agreements to repurchase ...........          6,551              --          10,269              --
     Other borrowings .........................................         14,648          20,742          67,122          56,207
                                                                   -----------     -----------     -----------     -----------
         Total interest expense ...............................        879,658       1,101,132       2,740,974       3,175,298
                                                                   -----------     -----------     -----------     -----------

Net interest income ...........................................      1,089,084       1,007,946       2,943,807       2,812,093
Provision for loan losses .....................................        105,000         183,478         760,000         306,670
                                                                   -----------     -----------     -----------     -----------
   Net interest income after provision for loan losses ........        984,084         824,468       2,183,807       2,505,423

Noninterest income:
     Service charges on deposit accounts ......................        120,063         165,955         373,727         626,242
     Other income .............................................         31,518          (4,721)         64,629         138,217
                                                                   -----------     -----------     -----------     -----------
          Total noninterest income ............................        151,581         161,234         438,356         764,459
                                                                   -----------     -----------     -----------     -----------

Noninterest expense:
     Salaries and employee benefits ...........................        568,057         430,399       1,605,235       1,254,911
     Occupancy and equipment expense ..........................        135,221         100,006         397,742         325,442
     Other operating expense ..................................        387,143         375,079       1,287,946       1,011,288
                                                                   -----------     -----------     -----------     -----------
         Total noninterest expense ............................      1,090,420         905,484       3,290,922       2,591,641
                                                                   -----------     -----------     -----------     -----------

Income before provision for income taxes ......................         45,245          80,218        (668,760)        678,241
Provision for income taxes ....................................        (58,957)        (47,683)       (150,564)        114,075
                                                                   -----------     -----------     -----------     -----------
Net income ....................................................    $   104,202     $   127,901     $  (518,196)    $   564,166
                                                                   ===========     ===========     ===========     ===========

Basic net income per common share .............................    $      0.09     $      0.13     $     (0.44)    $      0.56

Diluted net income per common share ...........................    $      0.08     $      0.11     $     (0.44)    $      0.54

Dividends declared per common share ...........................             --              --              --              --

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                          CORNERSTONE BANCSHARES, INC.

                      Consolidated Statement of Cash Flows
             For The Nine Months Ended September 30, 1999 and 1998


                                                                                            1999                1998
                                                                                      -------------       -------------

Cash flows from operating activities:
   Net income (loss) ...........................................................      $    (518,196)      $     564,166
Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
      Provision for possible loan losses .......................................            760,000             306,670
      Net charge-offs ..........................................................         (1,174,766)           (271,604)
      Provision for depreciation and amortization ..............................            265,846             242,101
      Accrued interest receivable ..............................................            (15,421)            (90,251)
      Accrued interest payable .................................................            (95,165)             54,778
      Changes in assets and other liabilities ..................................           (443,016)           (691,860)
                                                                                      -------------       -------------
   Net cash used in operating activities .......................................         (1,220,717)            114,000
                                                                                      -------------       -------------

Cash flows from investing activities:
   Purchase of investment securities: available for sale .......................         (9,295,372)         (6,365,349)
   Purchase of investment securities: held to maturity .........................                 --          (8,856,080)
   Proceeds from security transactions:  available for sale ....................          5,039,365           5,602,129
   Proceeds from security transactions: held to maturity .......................          2,557,272           6,920,641
   Net increase in loans .......................................................          3,619,759         (13,762,936)
   Purchase of bank premises and equipment .....................................           (273,085)           (181,752)
                                                                                      -------------       -------------
   Net cash used in investing activities .......................................          1,647,939         (16,643,347)
                                                                                      -------------       -------------

Cash flows from financing activities:
   Net increase in deposits ....................................................         (8,767,141)         15,108,726
   Net increase in repurchase agreements .......................................          1,044,188                  --
   Net increase in notes payable ...............................................         (1,250,000)                 --
   Issuance of common stock ....................................................          2,022,832           1,548,382
                                                                                      -------------       -------------
   Net cash provided by financing activities ...................................         (6,950,121)         16,657,108
                                                                                      -------------       -------------
Net increase in cash and cash equivalents ......................................         (6,522,899)            127,761
Cash and cash equivalents beginning of period ..................................         12,693,967           7,303,892
                                                                                      -------------       -------------
Cash and cash equivalents end of period ........................................      $   6,171,067       $   7,431,654
                                                                                      =============       =============

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                          Cornerstone Bancshares, Inc.
                   Notes to Consolidated Financial Statements



Presentation of Financial Information

         The 1999 financial information in this report has not been audited. The information included herein should be read in conjunction with the notes to consolidated financial statements included in the 1998 Annual Report to Shareholders which was furnished to each shareholder of the Company in March 1999. The consolidated financial statements presented herein conform to generally accepted accounting principles and to general industry practices.

Consolidation

         The accompanying consolidated financial statements include the accounts of Cornerstone Bancshares Inc. and its sole subsidiary Cornerstone Community Bank.

         Substantially all intercompany transactions, profits and balances have been eliminated.

Accounting Policies

         During interim periods, Cornerstone Bancshares follows the accounting policies set forth in its 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. Since December 1998, there have been no changes in any accounting principles or practices, or in the method of applying any such principles or practices.

Interim Financial Data (Unaudited)

         In the opinion of the Company management, the accompanying interim financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, the results of operations, cash flows for the interim period. Results for interim periods are not necessarily indicative of the results to be expected for a full year.

Earnings Per Common Share

         Basic earnings per share ("EPS") is computed by dividing income available to common shareholders (numerator) by the number of common shares outstanding (denominator). Diluted EPS is computed by dividing income available to common shareholders (numerator) by the number of shares outstanding (denominator). The adjusted number of shares outstanding reflects the potential dilution occurring if securities or other contracts to issue common stock were exercised or converted into common stock resulting in the issuance of common stock that share in the earnings of the entity.

Forward-Looking Statements

         Certain written and oral statements made by or with the approval of an authorized executive officer of the Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result, are expected to, we anticipate, we estimate, we project" or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, unanticipated economic changes, interest rate movements and the impact of competition. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of making such statements.

                          CORNERSTONE BANCSHARES, INC.
                           (a Tennessee corporation)


                             SUBSCRIPTION AGREEMENT


         I, ______________________________, do hereby subscribe for
__________________________________ (_____________) shares of the common stock of Cornerstone Bancshares, Inc. at a price of $13.00 per share. I tender herewith the purchase price of $_______________ in cash or cash equivalent.

         IN WITNESS WHEREOF, this Subscription Agreement has been executed by the undersigned on the ________________ day of _____________________, 2000.


                                  OR
-------------------------------        ----------------------------------------
Individual Investor Signature          Entity (Print name of entity)

                                       By:
                                          -------------------------------------

                                       Print Name:
                                                  -----------------------------
                                       Title:
                                             ----------------------------------



                   ------------------------------------------
                        Name desired on company records


                   ------------------------------------------
                                    Address


                   ------------------------------------------
                              City, State Zip Code

                            -----------------------
                          Social Security or Tax I.D.#

-------------------------------------------------------------------------------

                           ACCEPTANCE BY CORNERSTONE

         This Subscription Agreement is hereby accepted on behalf of Cornerstone Bancshares, Inc.


Date:                , 2000         CORNERSTONE BANCSHARES, INC.
     ----------------


                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------

                          CORNERSTONE BANCSHARES, INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 1.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Our Charter and Bylaws provide for the indemnification of the Company's directors, officers, employees and agents to the full extent permitted by the Tennessee Business Corporation Act ("TBCA").

         Indemnification may be provided by Cornerstone upon court order or upon a determination by (1) a disinterested majority of our Board of Directors;
(2) independent legal counsel in a written opinion; or (3) a majority of our shareholders that indemnification of the director, officer, employee or agent is proper because such person met the applicable standard of conduct specified by the TBCA and our Charter and Bylaws. Indemnification may be authorized if the individual (1) acted in good faith; (2) reasonably believed that his conduct was in or not opposed to the best interest of the corporation; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the above standard of conduct has not been met. To the maximum extent permitted by Tennessee law, no director can be held personally liable to Cornerstone for monetary damages for any breach of his fiduciary duty to the corporation; provided that, a director may be liable (1) for breach of the director's duty of loyalty to Cornerstone and its shareholders; (2) for acts or omission not in good faith or involving intentional misconduct or a knowing violation of law; or (3) for any liability under Section 48-18-304 of the Tennessee Business Corporation Act.

         The TBCA provides that Cornerstone may not indemnify a director in connection with any action, suit or proceeding in which a judgement or other final adjudication established the director's liability (1) for a breach of the duty of loyalty to Cornerstone or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for unlawful distributions pursuant to TBCA Section 48-18-304.

         In addition, the TBCA and Cornerstone's Charter and Bylaws authorize us to purchase officer and director liability insurance. We have purchased officer and director liability insurance.

ITEM 2.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this offering are as set forth in the following table. All amounts except the SEC registration fee are estimated.

       SEC Registration Fee                     $ 1,663
       Printing and Engraving Expenses            4,000
       Accounting Fees and Expenses               8,000
       Legal Fees and Expenses                   20,000
       Miscellaneous                              1,337
                                                -------
       Total                                    $35,000
                                                =======

ITEM 3.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes to file, during any period in which the Registrant offers or sells securities, a post-effective amendment to this registration statement (1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (3) to include any additional or changed material information on the plan of distribution.

         (b) For determining liability under the Securities Act of 1933, the undersigned Registrant hereby undertakes to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (c) The undersigned Registrant hereby undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEMS 5 AND 6.  INDEX AND DESCRIPTION OF EXHIBITS

         The following exhibits are filed as part of this Registration
Statement.

Exhibit No.       Description
-----------       -----------

3.1*              Charter of Cornerstone Bancshares, Inc.
3.2*              Bylaws of Cornerstone Bancshares, Inc.
5                 Opinion and Consent of Baker, Donelson, Bearman & Caldwell
                  as to the validity of the common stock registered hereunder.
10.1              Cornerstone Statutory-Nonstatutory Stock Option Plan
10.2              Employment Agreement between Cornerstone Bancshares, Inc. and
                  Gregory B. Jones, dated March 1, 1999.
10.3              Employment Agreement between Cornerstone Bancshares, Inc. and
                  Nathaniel F. Hughes, dated March 1, 1999.
10.4              Employment Agreement between Cornerstone Bancshares, Inc. and
                  Jerry D. Lee, dated March 1, 1999.
23.1              Consent of Baker, Donelson, Bearman & Caldwell (contained in
                  Exhibit 5).
23.2              Consent of Hazlett, Lewis & Bieter, PLLC
24                Powers of Attorney (included on signature page)
99.1              Form of Subscription Agreement (included in prospectus)

---------

* Incorporated herein by reference to Registrant's registration statement on Form S-4 (Registration No. 333-26699), filed on April 8, 1997.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chattanooga, State of Tennessee on February 3, 2000.


                                    CORNERSTONE BANCSHARES, INC.



                                    By: /s/ Gregory B. Jones
                                       ----------------------------------------
                                             Gregory B. Jones
                                             Chief Executive Officer



                                    By: /s/ Nathaniel F. Hughes
                                       ----------------------------------------
                                             Nathaniel F. Hughes
                                             Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoints Gregory B. Jones and Nathaniel F. Hughes, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Capacity                                         Date
---------                           --------                                         ----


/s/ Gregory B. Jones                Chief Executive Officer, President, Director
--------------------------------    (principal executive officer)                    January 31, 2000
Gregory B. Jones


/s/ Nathaniel F. Hughes             Chief Financial Officer                          January 31, 2000
--------------------------------    (principal financial and accounting officer)
Nathaniel F. Hughes

                                    Chairman of the Board                            January __, 2000
--------------------------------
Earl A. Marler, Jr


                                    Director                                         January __, 2000
--------------------------------
Ramesh V. Amin


/s/ Randy Brooks                    Director                                         January 31, 2000
--------------------------------
Randy Brooks


/s/ B. Kenneth Driver               Director
--------------------------------
B. Kenneth Driver                                                                    January 31, 2000



/s/ Karl Fillauer                   Director                                         January 31, 2000
--------------------------------
Karl Fillauer


/s/ Carolyn C. Johnson              Executive Vice President, Director               January 31, 2000
--------------------------------
Carolyn C. Johnson


                                    Director                                         January __, 2000
--------------------------------
James H. Large


                                    Director                                         January __, 2000
--------------------------------
Lawrence D. Levine


/s/ Russell W. Lloyd                Director                                         January 31, 2000
--------------------------------
Russell W. Lloyd


/s/ Doyce G. Payne                  Director                                         January 31, 2000
--------------------------------
Doyce G. Payne, M.D.


/s/ Turner Smith                    Director                                         January 31, 2000
--------------------------------
Turner Smith


                                    Director                                         January __, 2000
--------------------------------
Billy O. Wiggins


/s/ Marsha Yessick                  Director                                         January 31, 2000
--------------------------------
Marsha Yessick